SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

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NOTICE OF ANNUAL GENERAL MEETING

The 2013 annual general meeting of shareholders of Eaton Corporation plc will be held on Wednesday, April 24, 2013 at 8:00 a.m. local time at The Westin Dublin Hotel, College Green, Westmoreland Street, Dublin, Ireland, for the purpose of:

1.	Electing the twelve director nominees named in the proxy statement;

2.	Approving the appointment of Ernst & Young LLP as independent auditor for 2013 and authorizing the Audit Committee of the Board of Directors to set its remuneration;

3.	Approving the Senior Executive Incentive Compensation Plan;

4.	Approving the Executive Strategic Incentive Plan;

5.	Advisory approval of the Company’s executive compensation;

6.	Authorizing the Company and or any subsidiary of the Company to make overseas market purchases of Company shares;

7.	Authorizing the price range at which the Company can reissue shares that it holds as treasury shares (Special Resolution);

8.	Transacting any other business as may properly come before the meeting.

The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Proposals 1 through 6 are ordinary resolutions requiring a simple majority of the votes cast at the meeting. Proposal 7 is a special resolution requiring the approval of not less than 75% of the votes cast. During the meeting, management will also present Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2012 along with the related directors’ and auditor’s reports. All of the business transacted at the annual general meeting shall be special business with the exception of items 1 and 2 and the consideration of Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2012 along with the related directors’ and auditor’s reports.

The record date for the meeting has been fixed by the Board of Directors as the close of business on February 25, 2013. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

Thomas E. Moran

Senior Vice President and Secretary

March 15, 2013

Your Vote Is Important

You may vote your shares by using a toll-free telephone number or electronically on the Internet, as described on the proxy form. We encourage you to file your proxy using either of these options if they are available to you. Alternatively, you may mark, sign, date and mail your proxy form in the postage-paid envelope provided. The method by which you vote will not limit your right to vote in person at the annual general meeting. Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares for you on most of the matters being considered at the Annual General Meeting, including the election of directors, unless you have provided directions to your broker before the date of the shareholder meeting. We strongly encourage you to vote.

Eaton shareholders can sign up for electronic delivery of the proxy statement and annual report to shareholders, as well as online proxy voting. Use this link to register for online delivery of your future proxy materials: http://enroll.icsdelivery.com/etn

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on April 24, 2013: This proxy statement, the Company’s 2012 annual report to shareholders and the Irish Statutory Accounts for the year ended December 31, 2012 are available on Eaton’s website at www.eaton.com/proxy, www.eaton.com/annualreport, and www.eaton.com/irishstatutoryaccounts, respectively.

Admission to the Annual Meeting: Shareholders who plan to attend the 2013 Annual General Meeting may obtain admission tickets at the Registration Desk immediately prior to the meeting. Shareholders whose shares are registered in the name of a broker or bank should obtain certification of ownership to bring to the meeting.

PROXY STATEMENT

Eaton Corporation plc

Registered Address -

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

This proxy statement, the accompanying proxy form, Eaton’s annual report for the year ended December 31, 2012, and the Irish Statutory Accounts for the year ended December 31, 2012 will be sent to shareholders commencing on or about March 15, 2013.

Throughout this proxy statement, all references to our Board of Directors (or its committees) or officers for periods prior to November 30, 2012, are references to the Board of Directors (or its committees) or officers, respectively, of our predecessor, Eaton Corporation. Similarly, all references to the Company for such periods refer to Eaton Corporation.

Proxy Solicitation

Eaton’s Board of Directors solicits your proxy, in the form enclosed, for use at the 2013 annual general meeting of shareholders and any adjournments or postponements thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors, for the appointment of Ernst & Young LLP as independent auditor for 2013 and authorizing the Audit Committee of the Board of Directors to set its remuneration, and for Proposals 3 through 7 in this proxy statement.

Any shareholder giving a proxy may revoke it by submitting a later-dated proxy or by giving Eaton notice in writing or by fax, email or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain persons may solicit proxies in person or by telephone or fax. Eaton has retained The Proxy Advisory Group, LLC, 18 East 41st Street, Suite 2000, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for a fee of $15,000, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

Voting at the Meeting

Each Eaton shareholder of record at the close of business on February 25, 2013 is entitled to one vote for each share then held. On February 25, 472,633,562 Eaton ordinary shares (par value US$0.01 each) were outstanding and entitled to vote.

At the 2013 annual general meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Companies Act 1963 and Eaton’s Articles of Association, three shareholders present in person or by proxy at the meeting will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Adoption of all proposals to come before the meeting will require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy with the exception of Proposal 7, which requires an affirmative vote representing not less than 75% of all such votes cast to be adopted.

Abstentions and broker non-votes will not be considered votes cast at the annual general meeting. The practical effect of this is that abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2012 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the annual general meeting.

1.  ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of twelve members, all of whom serve for a term of one year or until a respective successor is elected and has qualified.

Biographical information for each nominee, as well as information on their experience, qualifications and skills that support their service as a director of the Company, is set forth in the following pages.

If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy form will have the authority to vote for any substitutes who may be nominated in accordance with Eaton’s Articles of Association. However, we have no reason to believe that this will occur.

George S. Barrett, 57, is Chairman and Chief Executive Officer of Cardinal Health, a health care services company dedicated to improving the cost effectiveness of health care. Mr. Barrett served as Vice Chairman of Cardinal Health and Chief Executive Officer — Healthcare Supply Chain Services from January 2008 to August 2009, when he assumed his current position. Prior to joining Cardinal Health, Mr. Barrett held a number of executive positions with Teva Pharmaceuticals Industries, Inc., a pharmaceutical company, including President and Chief Executive Officer of Teva North America, Corporate Executive Vice President — Global Pharmaceutical Markets and a member of the Office of the Chief Executive Officer, and President of Teva Pharmaceuticals USA, from 1999 to 2007. Mr. Barrett serves on the board of directors of Nationwide Children’s Hospital and the President’s Leadership Council of Brown University. He serves on the board of trustees of the Healthcare Leadership Council and The Conference Board. He is also a member of the Business Roundtable, The Business Council, Ohio Business Roundtable and The Columbus Partnership.

Director Qualifications:    Mr. Barrett has extensive experience in areas of importance to Eaton, such as manufacturing, regulatory compliance, finance, strategic planning and supply chain management. His service as chairman and chief executive officer of a publicly-traded company, and his work with The Business Council and the Business Roundtable, have given him a deep understanding of corporate governance matters that will benefit our Board and its committees. His prior work as a senior leader of a global corporation will benefit our Board and senior management as the Company pursues business opportunities around the world.

Director since 2011

Todd M. Bluedorn, 49, is Chairman and Chief Executive Officer of Lennox International Inc., a global provider of climate control solutions for heating, air conditioning and refrigeration markets. Prior to joining Lennox International, Mr. Bluedorn served in numerous senior management positions for United Technologies since 1995, including President, Americas — Otis Elevator Company; President, North America — Commercial Heating, Ventilation and Air Conditioning for Carrier Corporation; and President, Hamilton Sundstrand Industrial.

Director Qualifications:    Mr. Bluedorn has deep experience in original equipment and aftermarket business and distributor/dealer-based commercial channels. He also has senior leadership experience with two major U.S. corporations. All of these attributes are of great benefit to Eaton as a global manufacturing company with product distribution through numerous commercial channels.

Director since 2010

Christopher M. Connor, 56, is Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies. Mr. Connor has held a number of executive positions at Sherwin-Williams since 1983. He became Chief Executive Officer in 1999 and Chairman and Chief Executive Officer in 2000. In the past five years, Mr. Connor was a director of National City Corporation. He currently serves on the boards of the Federal Reserve Bank of Cleveland, United Way, University Hospitals, Playhouse Square Foundation and The Rock and Roll Hall of Fame.

Director Qualifications:    As CEO of a Fortune 500 company, Mr. Connor has leadership experience and is thoroughly knowledgeable in marketing, talent development, planning, operational and financial processes. In particular, Mr. Connor has had extensive sales and marketing experience in both direct and distribution channels, and brings extensive knowledge of construction, automotive and industrial markets, all areas of strategic importance to Eaton. His extensive experience with human resources, talent development, compensation and management are of particular benefit to Eaton in his role as Chair of the Compensation and Organization Committee.

Director since 2006

Michael J. Critelli, 64, is the Chief Executive Officer and President of Dossia Services Corporation, a personal health management systems company. He has held that position since January 2011. Mr. Critelli is the retired executive Chairman of Pitney Bowes Inc., a provider of global mailstream solutions. Mr. Critelli served as Pitney Bowes Chairman and Chief Executive Officer from 1997 to 2007 and as Executive Chairman from 2007 to 2008. Mr. Critelli was a director of Wyeth from April 2008 until its acquisition by Pfizer in late 2009. He currently serves as a director of ProHealth Physicians, Inc.

Director Qualifications:    Mr. Critelli has extensive experience in risk management, industry-wide leadership in transportation, logistics and communications issues, state-level leadership on transportation strategy and reform, and innovative approaches to health care, as well as broad business experience gained while leading a global Fortune 500 company. Mr. Critelli possesses a broad knowledge of human resources, succession planning, enterprise-wide information technology systems and processes, cyber security, legal, environmental and government affairs matters. These attributes and experiences are essential to our Board as it oversees management’s efforts to develop and maintain a diverse workforce, assess and evaluate enterprise risk management and navigate the regulatory environment.

Director since 1998

Alexander M. Cutler, 61, is Chairman of the Company and Chief Executive Officer and President of Eaton Corporation. Mr. Cutler joined Cutler-Hammer, Inc. in 1975, which was subsequently acquired by Eaton, and became President of Eaton’s Industrial Group in 1986 and President of the Controls Group in 1989. He advanced to Executive Vice President — Operations in 1991, was elected Executive Vice President and Chief Operating Officer — Controls in 1993, President and Chief Operating Officer in 1995, and assumed his present position in 2000. Mr. Cutler is a director of E. I. du Pont de Nemours and Company and KeyCorp. He is also a member of the Business Council and the Business Roundtable where he chairs the Corporate Governance Committee.

Director Qualifications:    Mr. Cutler’s long tenure with Eaton and his experience in a wide range of management roles provides him important perspective on the Company to the benefit of the Board of Directors. Mr. Cutler has a detailed knowledge of Eaton’s businesses, customers, end markets, sales and marketing, technology innovation and new product development, supply chains, manufacturing operations, talent development, policies and internal functions. He possesses significant corporate governance knowledge developed by current and past service on the boards of other publicly-traded companies, as well as by serving as Chair of the Business Roundtable’s Corporate Governance Committee.

Director since 1993

Charles E. Golden, 66, served as Executive Vice President and Chief Financial Officer and a director of Eli Lilly and Company, an international developer, manufacturer and seller of pharmaceutical products, from 1996 until his retirement in 2006. Prior to joining Eli Lilly, he had been associated with General Motors Corporation since 1970, where he held a number of positions, including Corporate Vice President, Chairman and Managing Director of the Vauxhall Motors subsidiary and Corporate Treasurer. In the past five years, Mr. Golden was a director of Hillenbrand Industries (predecessor of Hill-Rom Holdings). He is currently on the boards of Hill-Rom Holdings and Unilever NV/PLC. He also serves as a director of the Lilly Endowment.

Director Qualifications:    Mr. Golden has a comprehensive knowledge of both U.S. and international financial accounting standards. He has extensive experience in financial statement preparation, accounting, corporate finance, risk management and investor relations both in the U.S. and internationally. His broad financial expertise enables him to provide expert guidance and oversight in his role as Chair of the Finance Committee and as a member of the Audit Committee. Mr. Golden also has significant experience in global vehicle markets.

Director since 2007

Linda A. Hill, 55, served as a director of Cooper Industries plc from 1994 until 2012. Ms. Hill was recommended to the Governance Committee as a director by Eaton’s Board of Directors and joined the Board effective upon the close of the Cooper acquisition. She is the Wallace Brett Donham Professor of Business Administration at the Harvard Business School, the faculty chair of the Leadership Initiative and has chaired numerous HBS Executive Education programs. She is a member of the Board of Directors of State Street Corporation and Harvard Business Publishing. She is also a trustee of The Bridgespan Group and the Art Center College of Design. She is a Special Representative to the Bryn Mawr College Board of Trustees and is on the Advisory Board of the Aspen Institute Business and Society Program.

Director Qualifications:    Ms. Hill has expertise in human resource management and organizational behavior including valuable knowledge of corporate governance, talent management, implementation of global strategies and innovation through her position as a Professor at the Harvard Business School and serving as a consultant for numerous Fortune 500 corporations and other organizations. Ms. Hill’s service as a director of Cooper Industries plc since 1994 benefits the process of integrating Cooper into Eaton.

Director since 2012

Arthur E. Johnson, 66, is the retired Senior Vice President, Corporate Strategic Development of Lockheed Martin Corporation, a manufacturer of advanced technology systems, products and services. Mr. Johnson was elected a Vice President of Lockheed Martin Corporation and named President of Lockheed Martin Federal Systems in 1996. He was named President and Chief Operating Officer of Lockheed Martin’s Information and Services Sector in 1997 and Senior Vice President, Corporate Strategic Development in 1999. In the past five years, Mr. Johnson was a director of IKON Office Solutions, Inc. He is currently lead director of AGL Resources, Inc., a director of Booz Allen Hamilton and an independent trustee of Fidelity Investments.

Director Qualifications:    Mr. Johnson’s role in strategic development with a leading company in the defense industry has given him an understanding of doing business with the U.S. Government and of strategic planning, regulatory, legislative and public policy matters, all of which are valuable to Eaton. His knowledge of the global aerospace and defense industry are of particular benefit to our Board as it considers strategic alternatives. His service as lead director of a New York Stock Exchange listed company, as well as his service on other boards, provides Eaton with valuable corporate governance expertise.

Director since 2009

Ned C. Lautenbach, 69, is a retired Partner of Clayton, Dubilier & Rice, Inc., a private equity investment firm specializing in management buyouts. Before joining the firm in 1998, Mr. Lautenbach was associated with IBM from 1968 until his retirement in 1998. While at IBM, he held a number of executive positions including serving as a member of the IBM Corporate Executive Committee. He was also Senior Vice President and Group Executive of Worldwide Sales and Services. Mr. Lautenbach is currently chairman of the Independent Trustees of the Equity and High Income Funds of Fidelity Investments. He is also Chairman of the Board of the Philharmonic Center for the Arts in Naples, Florida, a member of the Council on Foreign Relations and a member of the Florida Board of Governors, State University System. In the past five years, Mr. Lautenbach served as a member of the Florida Transportation Commission and as a director of Sony Corporation.

Director Qualifications:    Mr. Lautenbach has attained extensive experience in executive and operational roles during his career. He has expertise in general management, corporate finance, sales and marketing, and corporate restructurings. All of these attributes are valuable to the Eaton Board of Directors in its role with management oversight. In addition, his role as chairman of independent trustees of prominent investment funds provides him with a unique perspective on governance issues of concern to shareholders. His expertise enables him to serve with distinction as Eaton’s Lead Director and Chair of the Governance Committee.

Director since 1997

Deborah L. McCoy, 58, is an independent aviation safety consultant. She retired from Continental Airlines, Inc. in 2005, where she had served as Senior Vice President, Flight Operations since 1999. During part of 2005, Ms. McCoy also briefly served as the Chief Executive Officer of DJ Air Group, a start-up commercial airline company.

Director Qualifications:    Ms. McCoy has extensive experience in the commercial aerospace markets, and brings an understanding of aircraft design and performance, airline operations and the strategic issues and direction of the aerospace industry. In addition, Ms. McCoy has had extensive experience in safety initiatives, Federal regulatory compliance, labor relations and talent management. All of these attributes are of benefit to Eaton’s Board as it oversees the Company’s positioning in the aerospace industry.

Director since 2000

Gregory R. Page, 61, is Chairman and Chief Executive Officer of Cargill, Incorporated, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, President and Chief Operating Officer in 2000 and became Chairman and Chief Executive Officer in 2007. Mr. Page is a director of Cargill, Incorporated and Carlson Companies and a director and past non-executive Chair of the Board of Big Brothers Big Sisters of America.

Director Qualifications:    As Chairman and Chief Executive Officer of one of the largest global corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets, and a thorough familiarity with the key operating processes of a major corporation, including talent development and succession management. Mr. Page’s experience and expertise provide him valuable insight on financial, operational and strategic matters in his role as Chair of the Audit Committee.

Director since 2003

Gerald B. Smith, 62, served as lead independent director of Cooper Industries plc and was a director of Cooper Industries from 2000 until 2012. Mr. Smith was recommended to the Governance Committee as a director by Eaton’s Board of Directors and joined the Board effective upon the close of the Cooper acquisition. He is Chairman and Chief Executive Officer of Smith Graham & Co., an investment management firm which he founded in 1990. Prior to launching Smith Graham, he served as Senior Vice President and Director of Fixed Income for Underwood Neuhaus & Company. He is a member of the Board of Trustees and chair of the Investment Oversight Committee for The Charles Schwab Family of Funds, and serves as a director of the New York Life Insurance Company, ONEOK Inc. and ONEOK Partners MLP. He is also a director of the Federal Reserve Bank of Dallas, Houston Branch, and serves as Chairman of the Texas Southern University Foundation.

Director Qualifications:    Mr. Smith has expertise in finance, portfolio management and marketing through executive positions in the financial services industry including being founder, Chairman and CEO of Smith Graham & Company. He also has valuable insights into the energy markets through his directorships at ONEOK, Inc. and ONEOK Partners L.P. Mr. Smith’s experience as a director of Cooper Industries plc since 2000 has helped the integration of Cooper into Eaton.

Director since 2012

Director Nomination Process — The Governance Committee of the Board, comprised entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is available on our website at http://www.eaton.com/governance.

Any director candidates recommended by our shareholders are given consideration by the Governance Committee, consistent with the process used for all candidates. Shareholders may submit recommendations in the manner described on this page under the heading “Shareholder Recommendations of Director Candidates.”

All potential director candidates are reviewed by the Governance Committee Chair in consultation with the Chairman and Chief Executive Officer, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the annual general meeting. Between annual general meetings, nominees may also be elected by the Board itself.

Director Qualifications and Board Diversity — In order to be recommended by the Governance Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Policies: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to our objectives, and a sensitivity to our corporate responsibilities. In addition, the Governance Committee looks for individuals with specific qualifications so that the Board as a whole has diversity in experience, international perspective, background, expertise, skills, age, gender and ethnicity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time. The Governance Committee is responsible for ensuring that minimum director qualifications are met and Board diversity objectives are considered during its review of director candidates. The Governance Committee evaluates the extent to which these goals are satisfied annually as part of its assessment of the skills and experience of each of the current directors using a director skills matrix and a director evaluation process. The director evaluation process includes self evaluation, peer evaluation and input from the chairs of each of the Board committees. Upon completion of the skills matrix and the evaluation process, the Governance Committee identifies areas of director knowledge and experience that may benefit the Board in the future, and uses that information as part of the director search and nomination effort.

The Board of Directors Governance Policies are included in this proxy statement as Appendix A and are available on our website at http://www.eaton.com/governance.

Shareholder Recommendations of Director Candidates — The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton shareholder. Any shareholder wishing to recommend an individual as a nominee for election at the annual general meeting of shareholders to be held in 2014 should send a signed letter of recommendation to the following address: Eaton Corporation plc, Attention: Company Secretary, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland. Recommendation letters must be received no earlier than December 17, 2013 and no later than the close of business on January 16, 2014 and must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, consenting to serve as a director.

Director Independence — The Board of Directors Governance Policies provide that all of our non-employee directors should be independent. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company. Additional, and more stringent, standards of independence are required of Audit Committee members. Our annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members as well as its determination as to all non-employee directors.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain relationships between an outside director and the Company will be treated as categorically immaterial for purposes of determining a director’s independence. These categorical standards are included in the Board of Directors’ independence criteria. The independence criteria for non-employee directors and members of the Audit Committee are available on our website at http://www.eaton.com/governance.

Because directors’ independence might be influenced by their use of Company aircraft and other Company-paid transportation, the Board has adopted a policy on this subject. This policy is included in the Board of Directors Independence Criteria, which is available on our website at http://www.eaton.com/governance.

In their review of director independence, the Board of Directors and its Governance Committee have considered the following circumstances:

1.	Directors G. S. Barrett, T. M. Bluedorn, C. M. Connor and G. R. Page are officers, employees, partners or advisors with firms that have had purchases and/or sales of property or services with us within the past three years or have occupied such positions within that three-year period. In all cases, the amounts of the purchases and sales were substantially less than the Board’s categorical standard for immateriality, that is, less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s firm. Mr. Barrett is the Chief Executive Officer of Cardinal Health. Cardinal Health purchased $280,000 worth of Eaton products during 2012. Mr. Bluedorn is CEO and a director of Lennox International Inc., which purchased approximately $881,000 worth of Eaton products during 2012. Mr. Connor is CEO and a director of The Sherwin-Williams Company, which purchased approximately $13,000 worth of Eaton products and sold approximately $426,000 worth of products to Eaton during 2012. Mr. Page is Chairman and CEO of Cargill, Incorporated which purchased approximately $130,000 worth of Eaton products and sold approximately $32,000 worth of products to Eaton during 2012.

2.	Mr. Connor’s sister, who retired on March 15, 2013, had been employed by the Company in a non-officer position since 2000, preceding Mr. Connor’s election to the Board in 2006. Her 2012 total compensation as calculated using the same methodology that applies to Total Compensation as reported in the Summary Compensation Table, excluding the change in the actuarial present value of accumulated pension benefits, was $385,109. This amount includes base salary, cash awards earned under the incentive plans in which she participated, and the grant date fair value of equity awards granted to her in 2012. She received benefits and participated in programs provided to similarly situated Company employees.

3.	The use of our aircraft and other Company-paid transportation by all non-employee directors is consistent with the Board policy on that subject.

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of our non-employee directors has a material relationship with the Company other than in their capacities as directors and that each of the following directors, or retired directors that served on the Board for a portion of 2012, qualifies as independent under the Board’s independence criteria and the New York Stock Exchange standards: G. S. Barrett, T. M. Bluedorn, C. M. Connor, M. J. Critelli, C. E. Golden, L.A. Hill, A. E. Johnson, N. C. Lautenbach, D. L. McCoy, G. R. Page, G. B. Smith and G. L. Tooker (who retired from the Board at the 2012 annual meeting). All members of the Audit, Compensation and Organization, Finance and Governance Committees qualify as independent under the standards described above.

The Board has also affirmatively determined that each member of the Audit Committee, that is, G. S. Barrett, M. J. Critelli, C. E. Golden, A. E. Johnson, G. R. Page and G. B. Smith meets the special standards of independence required of them under the criteria of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and rules adopted thereunder by the Securities and Exchange Commission, and our Board of Directors independence criteria.

Review of Related Person Transactions — Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between us and any of our executive officers, directors, director nominees, 5%-plus security-holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is conducted annually of all transactions involving related persons, and the results are reviewed by the Committee in January or February of each year. As to any such transaction, the Committee is responsible for determining whether (i) it poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) it poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) its terms are less favorable to us than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are material to a related person are disclosed in our proxy statement.

In January 2013, the Governance Committee conducted an annual survey and found that since the beginning of 2012 the only related person transactions were those described in paragraphs numbered 1 and 2 under the heading “Director Independence” on page 11 and that none of our executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to the Company in any of the areas described in items (i), (ii) or (iii) above.

Board Committees — The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance and Governance.

Audit Committee. The functions of the Audit Committee include assisting the Board in overseeing the integrity of our financial statements and its systems of internal accounting and financial controls; the independence, qualifications and performance of our independent auditor; the performance of our internal auditors; and our compliance with legal and regulatory requirements. The Audit Committee exercises sole authority to appoint, compensate and terminate the independent auditor and pre-approves all auditing services and permitted non-audit services to be performed for the Company by the independent auditor. The Audit Committee is responsible for the audit fee negotiations associated with the retention of the independent auditor. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a rotation of the independent audit firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of the audit firm’s new lead engagement partner. Among its other responsibilities, the Committee meets regularly with our independent auditor and senior leaders of Eaton Corporation, including the Vice Chairman and Chief Financial and Planning Officer, Executive Vice President and General Counsel, Senior Vice President-Internal Audit, and Senior Vice President-Global Ethics and Compliance in separate executive sessions; approves the Committee’s report to be included in our annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters. Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission. Further, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate, that C. E. Golden qualifies as an audit committee financial expert (as defined in Securities and Exchange Commission rules) and that all members of the Audit Committee have accounting or related financial management expertise. The Audit Committee held six meetings in 2012. Present members are Messrs. Barrett, Critelli, Golden, Johnson, Page (Chair) and Smith.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the senior officer level; evaluating the performance of the Chief Executive Officer with input from all non-employee directors; reviewing the performance evaluations of the other senior officers; reviewing succession planning for key officer positions including the position of Chairman and Chief Executive Officer; and reviewing our practices for the recruitment and development of a diverse talent pool. The Committee is also responsible for annually determining the salary and short- and long-term incentive opportunities for each of our senior officers; establishing performance objectives under our short- and long-term incentive compensation plans and determining the attainment of such performance objectives; annually determining the aggregate amount of awards to be made under our short-term incentive compensation plans and adjusting those amounts as the Committee deems appropriate within the terms of those plans; annually determining the awards to be made to our senior officers under our short- and long-term incentive compensation plans;

administering stock plans; reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive; reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees; and preparing an annual report for our proxy statement regarding executive compensation. Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis portion of this proxy statement beginning on page 20. The Compensation and Organization Committee held seven meetings in 2012. Present members are Ms. Hill and Ms. McCoy and Messrs. Bluedorn, Connor (Chair) and Lautenbach.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee did not meet during 2012. Mr. Cutler is a member of the Committee for the full twelve-month term and serves as Committee Chair. Each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of our financial condition and the recommendation of financial policies to the Board; analyzing Company policy regarding its debt-to-equity relationship; reviewing and making recommendations to the Board regarding our dividend policy; reviewing our cash flow, proposals for long- and short-term debt financing and the financial risk management program; meeting with and reviewing the performance of the management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and reviewing the key assumptions used to calculate annual pension expense. The Finance Committee held three meetings in 2012. Present members are Ms. McCoy and Messrs. Barrett, Critelli, Golden (Chair) and Smith.

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in our corporate governance processes and any changes in the Board Governance Policies; advising the Board on changes in the size and composition of the Board; making recommendations to the Board regarding the structure and responsibilities of Board committees; and annually submitting to the Board candidates for members and chairs of each standing Board committee. The Governance Committee, in consultation with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews and recommends to the Board the nomination of directors for re-election; oversees the orientation of new directors and the ongoing education of the Board; recommends to the Board compensation of non-employee directors; administers the Board’s policy on director retirements and resignations; and establishes guidelines and procedures to be used by the directors to evaluate the Board’s performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to our relationships with shareholders, employees, customers, competitors, suppliers and the communities in which we operate, including such areas as ethics compliance, environmental, health and safety issues, community relations, government relations, charitable contributions and shareholder relations. The Governance Committee held four meetings in 2012. Present members are Ms. Hill and Messrs. Bluedorn, Connor, Johnson, Lautenbach (Chair) and Page.

Committee Charters and Policies — The Board committee charters are available on our website at http://www.eaton.com/governance.

In addition to the Board of Directors Governance Policies, certain other policies relating to corporate governance matters are adopted from time to time by Board committees, or by the Board itself upon recommendation of the committees.

Board Meetings — The Board of Directors held fourteen meetings in 2012. Each of the directors attended at least 92% of the meetings of the Board and the committees on which he or she served. The average rate of attendance for all directors was 98%.

Audit Committee Report — The Audit Committee of the Board of Directors is responsible for assisting the Board in overseeing (1) the integrity of the Company’s consolidated financial statements and its systems of internal accounting and financial controls; (2) the independence, qualifications and performance of the Company’s independent auditor; (3) the performance of the Company’s internal auditors and (4) the Company’s compliance with legal and regulatory requirements. The Committee’s specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company’s independent auditor, and to pre-approve all audit services and other permitted non-audit services to be provided to the Company by the independent auditor. The Committee is comprised of six directors, all of whom are independent under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Board of Directors’ own independence criteria.

The Board of Directors amended the Committee’s charter most recently on November 27, 2012. A copy of the charter is available on the Company’s website at http://www.eaton.com/governance.

The Audit Committee has retained Ernst & Young LLP as Eaton’s independent auditor for 2013. Ernst & Young has been the independent auditor for the Company or its predecessor since 1923. The members of the Audit Committee and the Board believe that due to Ernst & Young’s deep knowledge of the Company and of the industries in which the Company operates it is in the best interests of the Company and its shareholders to continue retention of Ernst & Young to serve as Eaton’s independent auditor.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company’s management and independent auditor the Company’s 2012 audited consolidated financial statements and the assessment of the Company’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young the matters required to be discussed by applicable auditing standards.

The Committee has received the written disclosures from Ernst & Young regarding their independence from the Company that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young their independence and has considered whether their provision of non-audit services to the Company is compatible with their independence. Based upon the foregoing review and discussions, the Committee recommended to the Board that the financial statements be included in the Company’s Form 10-K and annual report to shareholders.

For 2012 and 2011, Ernst & Young’s fees to Eaton Corporation were as follows:

	2012	2011
Audit Fees	$22.4 million	$17.1 million
Includes Sarbanes-Oxley Section 404 attest services
Audit-Related Fees	2.0 million	0.5 million
Includes business acquisitions and divestitures
Tax Fees	7.0 million	4.3 million
Tax compliance services	1.7 million	1.7 million
Tax advisory services	5.3 million	2.6 million
All Other Fees	0	0

The Audit Committee approved all of the services shown in the above three categories in accordance with the Audit Committee’s pre-approval process. The Audit Committee did not approve any of the services shown in the above three categories through the use of the “de minimis” exception permitted by Securities and Exchange Commission rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditor: specific services are pre-approved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is made in writing and is reported to the Committee at the following meeting of the Committee.

Based upon the Committee’s reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2012 be included in the Company’s annual report on Form 10-K, and the Board has approved their inclusion.

Respectfully submitted to the Company’s shareholders by the Audit Committee of the Board of Directors.

Gregory R. Page, Chair

George S. Barrett

Michael J. Critelli

Charles E. Golden

Arthur E. Johnson

Gerald B. Smith

Board of Directors Governance Policies — The Board revised the Board of Directors Governance Policies most recently in October 2012, as recommended by the Governance Committee of the Board. The revised Governance Policies are included in this proxy statement as Appendix A and are available on our website at http://www.eaton.com/governance.

Executive Sessions of the Non-Employee Directors — The policy of the Board of Directors is that the non-employee directors, all of whom qualify as “independent” under the criteria of the Board of Directors and the New York Stock Exchange, meet in Executive Session at each regular Board meeting, without the Chairman or other members of management present, to discuss whatever topics they may deem appropriate. As described more fully in the section below entitled “Leadership Structure,” the Lead Director chairs the Executive Sessions of the Board of Directors.

At each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an Executive Session is held at which only the Committee members (all of whom qualify as independent) are in attendance, without any members of our management present, to discuss whatever topics they may deem appropriate.

Leadership Structure — Our governance structure follows a successful leadership model under which the Chief Executive Officer of Eaton Corporation also serves as Chairman of the Board of the Company. Recognizing that different leadership models may work well for other companies at different times depending upon individual circumstances, we believe that our Company has been well served by the combined Chief Executive Officer and Chairman leadership structure, and that this approach has continued to be highly effective with the addition of a Lead Director. We believe we have greatly benefitted from having a Chairman setting the tone and direction for the Company while having primary responsibilities in his role as Chief Executive Officer for managing our day-to-day operations, and allowing the Board to carry out its strategic, governance, oversight and decision-making responsibilities with the equal involvement of each director.

Our Board is comprised exclusively of independent directors, except for our Chairman. Of our eleven non-employee directors, four are currently serving or have served as a chief executive officer of a publicly-traded company. The Audit, Compensation and Organization, Finance and Governance Committees are chaired by independent directors. Our Chairman has benefited from the extensive leadership experience of our Board of Directors.

Annually, the Board evaluates the leadership structure and it will continue to do so as circumstances change, including when a new Chief Executive Officer is elected. In its February 2013 annual evaluation, the Board concluded that the current leadership structure — under which the Chief Executive Officer of Eaton Corporation serves as Chairman of the Board of the Company, our Board committees are chaired by independent directors, and a Lead Director assumes specified responsibilities on behalf of the independent directors — remains the optimal board leadership structure for our Company and our shareholders at the present time.

Lead Director — Ned C. Lautenbach, who has served on Eaton’s Board since 1997, was elected Lead Director by our independent directors during 2010. The Lead Director has specific responsibilities, including chairing meetings of the Board at which the Chairman is not present, including Executive Sessions of the Board, approving the agenda and schedule for Board meetings on behalf of the independent directors, approving information sent to the Board, serving as liaison between the Chairman and the independent directors, and being available for consultation and direct communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors, and to retain outside advisors who report directly to the Board of Directors.

Oversight of Risk Management — Management continually monitors the material risks facing the Company, including strategic risk, financial risk, operational risk, and legal and compliance risk. The Board of Directors has chosen to retain overall responsibility for risk assessment and oversight at the Board level in light of the interrelated nature of the elements of risk, rather than delegating this responsibility to a Board committee. The Board has responsibility for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. As described below, the Board receives assistance from certain of its committees for the identification and monitoring of those risks that are related to the committees’ areas of focus as described in each committee charter. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The Audit Committee considers risks related to internal controls, disclosure, financial reporting and legal and compliance matters. Among other processes, the Audit Committee meets regularly in closed-door sessions with our internal and external auditors, and senior leaders of Eaton Corporation, including the senior members of the Finance function, the Executive Vice President and General Counsel and the Senior Vice President-Global Ethics and Compliance. As described more fully below in the section entitled “Relationship Between Compensation Plans and Risk,” the Compensation and Organization Committee reviews risks associated with the Company’s compensation programs, to ensure that incentive compensation arrangements for senior executives do not encourage inappropriate risk taking. The Governance Committee considers risks related to corporate governance, such as director independence and related person transactions, and risks associated with the environment, health and safety.

Communications to the Board — The Board of Directors provides the following process for shareholders and other interested parties to send communications to the Board, individual directors, or the non-employee directors as a group:

Shareholders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Company Secretary

Eaton Corporation plc

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

In general, the Company Secretary forwards all such communications to the Lead Director. The Lead Director in turn determines whether the communications should be forwarded to other members of the

Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Company Secretary forwards those communications directly to those individuals.

However, the directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

Director Attendance at Annual General Shareholder Meetings — The policy of the Board of Directors is that all directors should attend annual general shareholder meetings. At the 2012 annual meeting of Eaton Corporation held April 25, 2012, all ten members then serving on the Board were in attendance.

Code of Ethics — We have a Code of Ethics that was approved by the Board of Directors. We provide training globally for all employees on our Code of Ethics. We require that all directors, officers and employees of the Company, our subsidiaries and affiliates, abide by our Code of Ethics, which is available on our website at http://www.eaton.com/governance. In addition, we will disclose on our website any waiver of or amendment to our Code of Ethics requiring disclosure under applicable rules.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Organization Committee of the Board of Directors (“the Committee”) determines the compensation for our elected officers and reviews, approves, and oversees the administration of all of our executive compensation plans and programs. The Committee consists of five independent non-employee directors and is supported by our Human Resources department as well as one or more independent compensation consultants who are chosen, retained, and directed by the Committee.

The Committee’s charter and key responsibilities are available on our website at http://www.eaton.com/governance. Please note that the use of “we”, “us”, or “our” throughout this Compensation Discussion and Analysis refers to the Company, its subsidiaries or its management.

Advisory Approval of the Company’s Executive Compensation

We design our executive compensation plans and programs to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating sustained value for our shareholders. We implement compensation programs that promote a performance-based culture and are intended to align the interests of our executives with those of our shareholders. The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory vote.

2012 Annual Advisory Vote on Executive Compensation: In 2012, 93% of our shareholders approved our executives’ compensation in a non-binding vote. The Committee carefully considered the results of the 2012 advisory vote on executive compensation and a variety of other information as discussed in the Compensation Discussion and Analysis. After taking into account all of this information, the Committee did not make any fundamental changes to the structure of our executive compensation plans and programs or our pay-for-performance philosophy in light of the results of the advisory vote.

October 2012 Advisory Vote on Compensation: On October 26, 2012, Eaton Corporation convened a special meeting of shareholders relating to the Company’s acquisition of Cooper Industries plc (“Cooper”) and domicile in Ireland (the “Transaction”). The Board considered many factors, such as the significant strategic and financial benefits to Eaton and its shareholders, in making its determination that the terms of the Transaction were consistent with the strategies and goals of Eaton and in making its recommendation to shareholders to approve the Transaction. At the meeting, 97.97% of the shares represented in person or by proxy at the meeting voted “for” the adoption of the Transaction Agreement and the approval of the acquisition. Although the Transaction did not constitute a change of control under the Change of Control Agreements we have entered into with our executive officers (described on page 37), and we obtained an acknowledgement from each executive officer to that effect, certain specified compensatory arrangements did result from the Transaction. At the special meeting on October 26, 2012, a majority of shares were also voted in favor of these specified compensatory arrangements. These compensatory arrangements included:

•

Payment of compensation deferred under our Deferred Incentive Compensation Plan if a termination of employment occurs for any reason within the three years following the Transaction, as dictated by the applicable plan documents;

•	An obligation to make contributions to the Rabbi Trust that is intended to provide benefits payable to executive officers who participated in the Deferred Incentive Compensation Plan;

•

Payments relating to an excise tax imposed by Section 4985 of the Internal Revenue Code on certain stock compensation held at any time during the six months before and six months after the closing of the Transaction. This excise tax is imposed on individuals who were and/or are directors and executive officers of Eaton Corporation and are subject to the reporting requirements of Section 16(a) of the Exchange Act during that same twelve-month period. The excise tax was imposed on unvested restricted share awards and units and nonqualified stock options (whether or not the options were exercisable) that had been granted prior to the Transaction in connection with our routine compensation programs. The excise tax did not arise as a result of the acceleration of any equity or any amounts that were actually contingent on a change of control. The excise tax was a consequence of the Transaction and the Board determined that the Company should pay the excise tax and provide a gross-up so that on a net after-tax basis, each executive would be in the same position as if no such excise tax had been applied. Although the excise tax and gross-up appear as “All Other Compensation” in the Summary Compensation Table, the payment of these non-recurring items did not result in a financial gain to the executives but did place them in the same position as other equity holders after the Transaction. The executives who received the excise tax and gross-up are still responsible for paying the applicable federal, state, local and social security taxes when the restricted shares or stock options that were subject to the excise tax vest or are exercised.

As you consider your vote on our executive compensation in 2013, we strongly encourage you to review the Compensation Discussion and Analysis and compensation tables in this document for detailed information on the extensive processes and factors the Committee considers when establishing performance objectives and pay targets and in making decisions regarding actual rewards from our short- and long-term performance-based incentive plans. In summary, the foundation of our executive compensation programs rests on the following principles and best practices:

•	Our Committee is comprised solely of independent directors who are committed to upholding strong governance practices;

•	Under our compensation plans, pay and performance are closely aligned such that, on average, 89% of an executive’s compensation is performance-based;

•	Our compensation plans emphasize long-term performance and utilize a balanced portfolio of cash and equity to reward sustained performance over time;

•	Our short- and long-term incentive programs are capped at individual and aggregate levels to eliminate the potential for unintended windfalls;

•	We have share ownership and holding requirements in place for our executives and our Board of Directors;

•	We have formal clawback and anti-hedging policies;

•	We do not enter into employment contracts with any of our Named Executive Officers or other U.S. salaried employees; and

•

We have many new employees as a result of the acquisition of Cooper Industries, plc, and are committed to fostering a smooth transition to Eaton’s culture and compensation programs. As we proceed with that transition, we intend to maintain our long-standing, performance-based compensation philosophy and will continue to provide our shareholders with transparent disclosure of our compensation strategy, practices, plans, objectives, and payments.

Senior Executive Incentive Compensation Plan and Executive Strategic Incentive Plan

On April 23, 2008, the shareholders of our predecessor, Eaton Corporation, approved the Senior Executive Incentive Compensation (“Senior EIC”) Plan and Executive Strategic Incentive Plan (“ESIP”), from which we grant annual and long-term incentive opportunities, respectively, to our executives. On February 27, 2013, our Board of Directors adopted the same plans and approved certain amendments to them, subject to shareholder approval, with respect to awards granted under the plans for performance years beginning on or after January 1, 2013. These amendments reflect the change of Plan sponsor from Eaton Corporation to the Company as well as an amendment to the eligibility criteria in the Senior EIC Plan.

The purposes of the Senior EIC Plan are to: promote profitable company growth by providing rewards for achieving specified performance goals; recognizing corporate, business unit and individual performance and achievements; and attract, motivate, and retain superior executive talent. Similarly, the purposes of the ESIP Plan are to promote growth and profitability of the Company through the granting of incentives that are intended to motivate executives to achieve demanding long-term corporate objectives and to attract and retain executives of outstanding ability. The Senior EIC Plan and ESIP Plan are intended to meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. Under this law, any remuneration in excess of $1 million paid to Mr. Cutler or any of the three other most highly compensated executive officers of Eaton Corporation (other than the Chief Financial Officer) in a given year is not tax deductible unless it is paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation upward after the beginning of the period in which the compensation is earned. As required under Section 162(m) of the Code, the amended plans are being submitted to shareholders for approval in 2013 with respect to award periods beginning on or after January 1, 2013.

Additional details of these plans can be found on pages 59-63.

Executive Summary

2012 was a transformational year for Eaton. We completed the largest acquisition in our history with the acquisition of Cooper Industries, plc and welcomed 33,000 new employees to our team. In the midst of this, we were challenged to maintain strong performance as our markets declined further from already weakened conditions. The effects these items had on our compensation programs are described in greater detail on the following pages.

Ten-Year History: Compensation of our Chairman and Chief Executive Officer of Eaton Corporation and Cumulative Shareholder Returns

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The following chart illustrates our Chief Executive Officer’s compensation and cumulative return to shareholders over the last ten years. The table clearly illustrates the correlation between pay and the performance we are delivering to our shareholders.

*CEO total direct compensation is the sum of the annual base salary, short-term incentive award earned in each respective year, long-term cash incentive award earned for the award period ending in each respective year, and grant date value of stock and option awards granted in each respective year.

**	Peer Group represents an equal weighted index of ABB Ltd., Danaher Corporation, Dover Corporation, Emerson Electric, General Electric Company, Honeywell International, Inc., Ingersoll Rand Company, Ltd., Illinois Tool Works, Inc., Parker Hannifin Corporation, 3M Company, Siemens AG, SPX Corporation, Textron, Inc., and United Technologies.

Summary of Performance-Based Compensation Earned During Award Periods Ending December 31, 2012

The following paragraphs summarize actual results compared to performance objectives under the incentive plan award periods that ended on December 31, 2012. The objectives under these plans were developed with the intent of maximizing value for our shareholders.

Short-Term Incentive Compensation

Senior EIC Plan and the Executive Incentive Compensation (“EIC”) Plan — Our Named Executive Officers include: A.M. Cutler, Chairman of the Company and Chief Executive Officer and President of Eaton Corporation; R.H. Fearon, Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation; C. Arnold, Vice Chairman and Chief Operating Officer – Industrial Sector of Eaton Corporation; T.S. Gross, Vice Chairman and Chief Operating Officer – Electrical Sector of Eaton Corporation; and M.M. McGuire, Executive Vice President and General Counsel of Eaton Corporation. Our Named Executive Officers earned short-term incentive awards that ranged from 58% to 138% of their base salaries as a result of our performance relative to our objectives. Mr. Cutler and the other Named Executive Officers participate in the Senior EIC Plan. For 2012, the Committee established a bonus pool under this plan equal to 2% of Annual Net Income (as defined under the Plan) and also assigned a percentage share of the Net Income Pool to each participant in the Senior EIC Plan. The actual pool generated under the plan was approximately $23,000,000.

Although the initial incentive payout for each participant in the Senior EIC Plan is formula driven, the Committee considers a variety of quantitative and qualitative factors in exercising its discretion to reduce the formula-driven awards that are generated by the Net Income Pool. The quantitative factors include our performance relative to the EIC Plan Operating Earnings Per Share (“EPS”) (which excludes acquisition integration charges) and Cash Flow Return on Gross Capital (“CFR”) objectives, which were weighted equally. In evaluating the appropriate payout for the EIC plan, the Committee determined it was appropriate to exclude the impact of certain unusual items in its evaluation of corporate performance versus the 2012 EIC plan goals. These items related primarily to the material impact the Cooper acquisition had on our cash flow return on gross capital and operating earnings per share results since the Company’s results included Cooper only from November 30, 2012 to December 31, 2012. The adjustments resulted in a payout under the EIC Plan at 92% of target. The 2012 EIC objectives and adjusted results are shown below.

	Threshold	Target	Maximum	Adjusted Results
Payout Percentage Relative to Target	50%	100%	200%	92%
Operating Earnings Per Share	$3.60	$4.30	$5.05	$4.19
Cash Flow Return on Gross Capital	16.1%	18.4%	20.8%	17.6%

Qualitative factors that the Committee considers when exercising its discretion to reduce the formula-driven awards under the Senior EIC Plan include, but are not limited to, items such as: success in achieving the annual financial plan for the executive’s business unit; success in achieving growth goals; success in achieving operational excellence goals; success in building organizational capacity; and demonstration of targeted leadership competencies.

After considering these factors, the Committee exercised its judgment to reduce the formula-driven awards that were generated by the Net Income Pool. These final awards were consistent with the award delivered to other executives who participate in the EIC Plan. The Committee believes it is appropriate to align the payouts under the two plans so that all employees are focused on the same objectives.

Long-Term Incentive Compensation

In 2009, the Committee made decisions to adjust our long-term incentive programs in response to the economic downturn. One of those decisions included cancelling executives’ 2009-2012 ESIP opportunities which were intended to reward performance for the four-year award period which would have begun in 2009 and concluded in 2012. Therefore, no value for a performance-based long-term cash award is reported in column (g) of the Summary Compensation Table on page 41. In order to foster engagement and retention, the Committee replaced the cancelled ESIP opportunities with RSU grants. The RSUs that replaced the 2009-2012 ESIP opportunity vested in May 2012 and are reported in the Option Exercises and Stock Vested in 2012 table on page 47.

Total Compensation as Reported in the Summary Compensation Table

As previously mentioned, in October 2012 the majority of shareholders approved certain compensatory arrangements that resulted from the Transaction which included payments related to Section 4985 of the Internal Revenue Code as described on page 20. As a result of these payments, Total Compensation as reported in the Summary Compensation Table appears to be substantially higher than the prior year Total Compensation. These non-recurring payments were made so that the executives would be in the same position as those who were not subject to the excise tax. If not for the excise tax and gross-up, total compensation as reported in the Summary Compensation Table would have declined from 2011. Compensation declined because there was no cash-based, long-term incentive payment (ESIP) for the period ending December 31, 2012 and payments under the annual incentive plan were delivered below the target level. A comparative view of the Summary Compensation Table Total Compensation with and without the excise tax is illustrated below. This table is not a substitute for the Summary Compensation Table and corresponding footnotes which begin on page 41.

	2011 Summary Compensation Table Total Compensation	2012 Summary Compensation Table Total Compensation	Less Excise Tax and Gross Up	2012 Adjusted Total Compensation	% Change from Prior Year
A.M. Cutler	$13,586,010	$20,407,164	$11,454,318	$8,952,846	(34)%
R.H. Fearon	$5,076,285	$6,416,668	$2,838,930	$3,577,738	(29)%
C. Arnold	$5,107,649	$6,106,068	$2,674,391	$3,431,677	(33)%
T.S. Gross	$5,079,430	$6,132,153	$2,407,213	$3,724,940	(27)%
M.M. McGuire	$2,809,483	$3,586,563	$1,545,922	$2,040,641	(27)%

Pay Mix: 2012 Target Compensation for Our Chairman and Chief Executive Officer

The charts below represent the portion of our executives’ compensation that is at-risk and tied to our performance. Mr. Cutler’s target compensation established in 2012 is illustrated as a proxy for the mix of pay of our other executives. “Fixed Pay” represents the annualized base salary the Committee approved in February 2012 and differs from the base salary reported in the Summary Compensation Table on page 41, which reflects base salary actually paid in 2012. The values for performance-based pay elements are reported in the Grants of Plan-Based Awards Table on page 43. Items categorized as “All Other Compensation” and “Changes in Pension Values and Nonqualified Deferred Compensation”, as shown in the Summary Compensation Table, are not included in the charts below because the Committee does not consider these items in the context of its annual compensation decisions.

Mix of Pay Elements Based on Target Award Opportunities	Mix of Fixed Pay Versus Performance-Based Pay

Summary of Actual Pay Earned by Our Chief Executive Officer in 2012 Compared to Performance

Our compensation programs for Mr. Cutler and the other Named Executive Officers are heavily weighted on performance. The following table summarizes Mr. Cutler’s 2012 realized pay and performance over the period in which the elements of compensation were earned. The information in this table is intended to supplement the information contained in the Summary Compensation Table on page 41. The table differs substantially from the Summary Compensation Table required by the SEC and is not a substitute for that or any other prescribed table. Whereas the Summary Compensation Table combines pay actually received (such as base salary and annual and long-term cash incentive payments) with the accounting value of equity compensation granted during the year, which may or may not be earned, the following table reports the elements of compensation received and/or realized by our Chief Executive Officer in 2012. Specifically, the values for equity awards in the following table do not represent the grant date fair value of equity awards that were granted in 2012, which is shown in the Summary Compensation Table. Instead, the equity grants reported in the following table reflect gross compensation prior to the deduction of applicable taxes upon the exercise of stock options and vesting of restricted share awards in 2012, as shown in the Option Exercises and Stock Vested in 2012 table on page 47, irrespective of when the awards were granted. In addition, compensation that is based upon the change in pension values and above-market nonqualified deferred compensation earnings as well as the aforementioned non-recurring excise tax and gross-up, are not shown in the table below, but are included in the Summary Compensation Table. The Committee reviews compensation that is based upon the change in pension values and above-market nonqualified deferred compensation earnings as part of the Tally Sheet review discussed on page 29 in the context of a competitive overall benefit design and not as an element of its annual compensation decisions. Likewise, the excise tax and gross-up is not included because Mr. Cutler did not realize a financial gain from this payment. Instead, it was intended only to place him in the same position as other equity holders who were not subject to the excise tax.

COMPENSATION REALIZED BY OUR CHIEF EXECUTIVE OFFICER IN 2012
Compensation Element	Period Earned	Target	Amount Earned	Performance Results Over Period Earned
Annual Compensation
Base Salary	2012	$1,200,000	$1,200,000	We generally target the market median when establishing base salaries. Mr. Cutler did not receive a base salary increase in 2012.

Annual Incentive	2012	$1,560,000	$1,650,480	The individual performance goal was set at 130% of base salary. Actual 2012 Annual Incentive represents Mr. Cutler’s actual earned Senior EIC award. The Committee elected to reduce the award generated by the Net Income Pool ($5,750,000) by approximately 71%. Mr. Cutler’s actual award of 106% of his individual target is consistent with awards delivered to other executives.

Total Cash			$2,850,480

Long-Term Compensation (Amounts Realized Upon the Exercise of Stock Options and Vesting of Restricted Share Awards and Restricted Share Unit Awards)

Stock Option Exercises	2003-2012	n/a	$10,902,379	The gains upon exercise of stock options were based on the stock price appreciation from 2003-2012. Total return to shareholders over this period was 260%. Additional details, including the number of share exercised, are reported in the Option Exercises and Stock Vested Table.

Restricted Shares Vesting	2009-2012	n/a	$10,746,306	This represents the vesting of 230,932 restricted share awards that were granted in 2009, 2010, and 2011. Additional details are reported in the Option Exercises and Stock Vested table.

Total Realized Value from Equity			$21,648,685

Other Compensation			$103,195	This includes the items disclosed as “Other Compensation” in the Summary Compensation Table, such as use of our aircraft, financial planning reimbursement, and company matching contributions to the Eaton Savings Plan. This amount does not include the excise tax and gross up that is reported in column “i” of the Summary Compensation Table because Mr. Cutler did not realize a financial gain from this payment.

TOTAL REALIZED COMPENSATION			$24,602,360

Information About Our Compensation Philosophy, Plans and Programs

Executive Compensation Philosophy — We design our executive compensation plans and programs to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating long-term and sustained value for our shareholders. We implement compensation programs that are intended to align the interests of our executives with those of our shareholders. In addition, we endorse compensation actions that fairly reflect company performance as well as the responsibilities and personal performance of individual executives. Our executive compensation philosophy is reviewed and updated by the Committee annually, typically in January.

Pay for Performance Culture — Our executive compensation program reflects the belief that a significant portion of earned compensation must depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. Our executive incentive compensation programs are intended to deliver target awards when our performance aligns with the peer group median performance and awards that exceed 150% of target when our performance is at or above the top quartile of the peer group.

Market Competitiveness — We target total compensation to be within the median range of compensation paid by similarly-sized industrial companies. For this purpose, total compensation includes base salary, a target annual cash incentive opportunity, a target total long-term cash incentive opportunity, and equity-based incentives. We continuously monitor and assess the competitive retention and recruiting pressures for executive talent in applicable industries and markets. As a result, the Committee has periodically exercised its judgment to set target compensation levels of certain executives above the market median in order to foster retention.

Internal Pay Equity — Internal equity among similarly-situated positions is an important consideration in establishing individual pay targets. When determining what positions are similarly-situated, we consider: the essential functions of the position, ability to influence results, educational requirements for the position, leadership level, and job demands such as frequency of travel and being required to respond to business matters at any time under any circumstances. We measure and maintain internal equity by reviewing an employee’s salary relative to the midpoint of the salary range for his or her position and by establishing approximately the same target incentive opportunities for similarly-situated positions.

Use of Compensation Consultants — The Committee selects and retains the services of an independent executive compensation consultant to support its oversight and management of our executive compensation programs. The Committee validates our executive compensation plans and programs through periodic comprehensive studies conducted with the assistance of its consultant. In 2012, the Committee retained Peter Egan, a senior consultant with Aon Hewitt, as its primary advisor to assist the Committee in its review of our executive compensation policies, programs and processes. In 2012, Mr. Egan performed the following assignments for the Committee:

•	Reviewed all Company-prepared materials in advance of each Committee meeting;

•	Assisted the Committee in its review and discussion of all material agenda items throughout the year;

•	Provided the Committee with his independent review and confirmation of our analytical work;

•	Provided insight and advice to the Committee and management in connection with possible design changes to our equity grants and incentive plans;

•

Provided the Committee with feedback regarding the appropriateness of individual executive total compensation plans including specific recommendations regarding the total compensation plan for Mr. Cutler.

In 2012, the Committee also selected and retained Dr. David Hofrichter, an independent consultant from Aon Hewitt, to coordinate and support the process of conducting the Chairman and Chief Executive Officer’s annual performance appraisal. After reviewing a comprehensive annual goal report and self-evaluation prepared by our Chairman and Chief Executive Officer, each director confidentially provided Dr. Hofrichter with his or her independent ratings recommendations, comments and suggestions for performance improvement. The items that were addressed in this review included:

•	Long-term strategy development and progress;

•	Our operations and financial results;

•	Success in building organizational depth, capability and diversity;

•

Board support and development including items such as, but not limited to, the recruitment of potential board candidates, fulfilling corporate governance requirements, fostering engagement, and promoting ongoing education among the Board;

•	Shareholder engagement;

•	Execution of corporate governance practices;

•	Personal leadership style; and

•	Community and industry involvement.

Each director’s feedback on these performance areas was compiled anonymously and independent of management by Dr. Hofrichter. He prepared a draft consensus evaluation for review and approval by Mr. Connor, Chair of the Committee and Mr. Lautenbach, Lead Director. This evaluation was also reviewed in an Executive Session of the Board of Directors and shared with our Chairman and Chief Executive Officer prior to his performance evaluation discussion with Mr. Connor and Mr. Lautenbach. The Committee used this appraisal as one of several factors in determining Mr. Cutler’s payout under our short-term incentive plan for 2012. The results of the annual appraisal are also considered when determining any adjustments to Mr. Cutler’s base salary or his short- and long-term incentive targets for the next year.

The Committee has adopted a formal policy that requires us to obtain its review and approval prior to awarding any material consulting assignment to any firm that has already been engaged by the Committee. This policy ensures the Committee’s consultant is well-positioned to provide qualified independent advice on executive compensation and governance matters. In 2012, the only work performed by Aon Hewitt was advice and recommendations to the Committee with respect to executive and director compensation. In addition to the Committee’s work with Aon Hewitt, we employ a variety of outside compensation, benefit, and actuarial consultants to support various types of technical and administrative work. Typically, this includes data analysis, broad-based employee compensation and benefit benchmarking and design, actuarial work, drafting selected employee communications, business processes and administrative recordkeeping services, and assistance with acquisition and divestiture due diligence. We choose firms for individual consulting and service assignments based upon their specific project capabilities and the proposed price for their work.

How We Set and Validate Pay

We prepare four primary analyses that the Committee uses to establish and validate our compensation plans and programs. These analyses are summarized in the table below and discussed in greater detail on the following pages.

Analysis	Data Source	Purpose	How It’s Used	When It’s Conducted
Total Compensation Analysis and Planning Process	Aon Hewitt Associates and Towers Watson Executive Compensation databases	Setting pay for our executives	Setting base pay, and short- and long-term incentive targets for the next year/award cycle	October — February
Tally Sheet	Internal compensation and benefits data	Evaluating total remuneration and internal pay equity of our executives	Evaluating the total remuneration the CEO’s direct reports and projected payments to them under various termination scenarios in order to determine if adjustments to our compensation plans or programs are necessary	February
Pay and Performance Analysis	Peer Group publicly-available financial and compensation information as reported by the diversified industrial companies that we have identifed as Peers for strategic planning purposes	Evaluating pay and performance to validate individual compensation plans that were established in February	Comparing multiple pay and performance results with that of the Peer Group over one-, three- and five-year time periods using a wide range of performance metrics to detemine the efficacy of the “Total Compensation Analysis and Planning Process”	July
Pay Targeting and Performance Hurdle Analysis	Peer Group publicly-available financial and compensation information as reported by the diversified industrial companies that we have identifed as Peers for strategic planning purposes	Evaluating whether we are setting appropriate performance hurdles	Providing insight into how each of our peers and their peers establish their pay for performance profile and whether we are setting appropriately high performance hurdles in our incentive plans; also used to guide future performance target setting to achieve our strategic objectives	July

Our Total Compensation Analysis and Planning Process

Compensation Surveys — We subscribe to and participate in executive compensation surveys published by two national consulting firms, Aon Hewitt and Towers Watson. We use the data reported in these surveys to prepare a market analysis that the Committee uses to establish individual compensation targets for our executives. When conducting our market analysis for 2012, we used the survey results for “industrial” companies (as categorized by the survey vendors), that may be publicly or privately held, and that have revenues between $5 billion and $30 billion. The companies that participate in each vendor’s survey vary, and there are approximately 100 to 120 companies represented in the revenue scope we extract from each vendor’s database. Although each vendor publishes a list of companies that participate in its survey, we have no way of identifying the specific companies that reported data for each position to which we benchmark our executives’ positions. For example, 20 companies may report data for a given position or component of pay; however, we are not able to ascertain which 20 of the 120 companies that participated in the survey reported data for that particular position or component. As such, we are neither able to identify nor accurately provide a list of companies that report data for the components that we use as the basis for establishing our executives’ targets.

Compensation for the Named Executive Officers and the majority of our executives is intended to align with the survey median and our revenue falls at approximately the median revenue of the survey respondents. From time to time, the Committee exercises its judgment to set target compensation levels for select executives above the survey median in order to foster retention or recognize market-competitiveness for certain positions. Similarly, the Committee may also exercise its judgment to set target compensation levels below the survey median based on items such as the position’s ability to influence results, reporting relationship, length of an executive’s time in the position, and individual performance.

Market Analysis — From October through December of each year, we conduct a market analysis that aligns each of our executive’s positions with comparable positions as reported in each of the two surveys. If the surveys do not report data for a specific executive officer’s position, each compensation component for that position is extrapolated from the available survey data. The components of compensation included in our analysis are: base salary, annual incentive opportunity, total annual cash compensation, long-term incentive opportunity, and total direct compensation. We prepare a comprehensive worksheet for the Committee that compares each component of our executives’ compensation to the average of the survey median data for each compensation component. This provides the Committee with a “current” view of how each executive officer’s resulting compensation plan will compare to current market practices for similar positions among similarly-sized industrial companies. The Committee uses this data to establish base salary levels, target annual incentive opportunities, and target long-term incentive opportunities for the next fiscal year.

As a key part of the Total Compensation Analysis and Planning Process, Mr. Cutler meets individually with his direct reports to discuss the performance assessment for their respective direct reports and to formulate initial recommendations for an appropriate total compensation plan for each executive. No member of management, including Mr. Cutler, makes recommendations regarding his or her own pay. In preparing recommendations, Mr. Cutler considers individual performance as well as any element of an executive’s compensation plan that is above or below the market median. Mr. Cutler presents to the Committee the proposed total compensation plan for each elected officer who reports directly to him and the elected officers who led our operational and functional business groups. Following this discussion, which occurs annually in February, the Committee establishes a total compensation plan for each executive officer. The Committee also meets in Executive Session with its independent consultant (but with no members of management in attendance) to review the same comprehensive market data for Mr. Cutler’s position and to establish a total compensation plan for him. In 2012, the Committee followed this process to establish the total compensation plan for Mr. Cutler and our other executive officers.

How We Validate Whether Our Compensation Programs, Philosophy, and Opportunities Are Appropriate

Use of Tally Sheets — In February of each year, we provide the Committee with a comprehensive compensation Tally Sheet for each Named Executive Officer. The Tally Sheet is reviewed prior to making decisions about the compensation of the Named Executive Officers for the next year. The Tally Sheet includes all components of each executive’s current compensation including: base salary, annual incentive compensation, long-term cash incentive compensation, equity incentive compensation, retirement and savings programs, health and welfare programs, and the cost of personal executive benefits.

In reviewing these Tally Sheets, the Committee also reviews potential payments under various termination of employment scenarios, including in the event of a change of control of the Company. This process includes a review of potential severance payments that we would expect to make, the potential values of vested and unvested restricted share awards, restricted stock units, and stock options, and accumulated balances and projected payment obligations in connection with our retirement and savings programs, including our deferred compensation and limited service supplemental and restoration retirement income plans.

Based upon this review in 2012, the Committee determined that total compensation in the aggregate for Mr. Cutler and the other Named Executive Officers is appropriate. This analysis did not suggest the need for any material changes to our executive compensation program or its administration.

Peer Group — We do not consider the companies that respond to the surveys described under “Compensation Surveys” as our Peer Group. Instead, we have identified a group of publicly-held diversified industrial companies as our Peers. Our Peer Group is the same group used by our Board of Directors in reviewing our Strategic Plan and Annual Profit Plan, which are the basis for setting short- and long-term incentive plan performance goals. We rank at approximately the median of this group in terms of revenue. In February 2012, the Board of Directors reviewed the composition of our Peer Group and determined it was appropriate to remove ITT Corporation and Tyco International, Ltd. from our Peer Group. The current Peer Group consists of the following Organizations:

ABB Ltd. Danaher Corporation Dover Corporation Emerson Electric General Electric Company Honeywell International, Inc. Illinois Tool Works, Inc.	Ingersoll-Rand Company, Ltd. Parker Hannifin Corporation Siemens AG SPX Corporation Textron, Inc. 3M Company United Technologies

We do not use the pay reported by these companies to establish individual compensation opportunities, but each July we do share with our Committee these companies’ publicly-reported financial and compensation data to retrospectively compare financial performance and target and actual compensation for the Named Executive Officers. The Peer Group studies are not used to set individual compensation targets, but do provide insight that the Committee considers when making decisions on future compensation strategies. For example, if we observe a significant discrepancy between the compensation opportunity for one of our Named Executive Officers and the compensation opportunity for the comparable position among the Peer Group, we may consider the peer proxy data as a secondary data point during the compensation planning process that takes place during the following February. This secondary data point supplements, but does not replace, the survey data that is used as the basis for making compensation recommendations. Additional details on how we use the Peer data are described below.

Peer Pay and Performance Analysis — The Committee uses this analysis to assess whether our pay for performance profile is appropriate and aligned with industry and Peer Group practices. In addition, we and the Committee use this comprehensive Peer Group financial analysis, together with available analyst reports on our Company and our Peer Group, to support the process of reviewing and establishing our stretch short- and long-term cash and equity incentive plan goals that are intended to drive and reward top quartile performance.

We provide the Committee with an analysis that includes compensation data reported by each Peer Group company for its Chairman and Chief Executive Officer, its Chief Financial Officer and, to the extent data is available, any positions that are equivalent to those held by our Named Executive Officers. The analysis also compares our performance with that of the Peer Group over one-, three- and five-year time periods using a wide range of financial metrics. This provides the Committee with insight into how each of the Peer Group companies has actually rewarded its executive officers in comparison to the returns that it produces for its investors. As part of this process, the Committee’s independent compensation consultant provides the Committee with his views and commentary on our analysis.

Peer Pay Targeting and Performance Hurdle Analysis — This study is intended to provide the Committee with insight into how each of our Peer Group companies establishes its “pay for performance” profile. In February of each year, the Committee uses EPS growth rate guidance as a key starting point for setting aggressive performance hurdles for our short- and long-term performance-based pay plans. In July of each year, we prepare the Pay Targeting and Performance Hurdle Analysis which is based upon publicly available information and analysts’ reports. The analysis attempts to estimate the industry EPS expectations for the Peer companies as reported by the market analysts who follow them and how each of the companies in our Peer Group:

•	Determines its own individual peer group;

•	Establishes target compensation levels as compared to the companies in its own peer group; and

•	Sets its publicly announced EPS guidance (if any) compared to each of the companies in its own peer group.

In 2012, the Peer Pay for Performance Analysis and Peer Pay Targeting and Performance Hurdle Analysis led to the conclusion that Eaton’s pay and pay targets are appropriately aligned with the external market.

Components of Our Executive Compensation Program

Base Salary — We pay a competitive base salary to our executive officers in recognition of their job responsibilities. In general, the Committee sets base salaries at approximately the market median as described in the Total Compensation Analysis and Planning Process. On occasion, the Committee may set an executive’s base salary above the reported market median to foster retention and/or recognize superior performance. Executives must demonstrate consistently effective individual performance in order to be eligible for a base salary increase. In making salary adjustments, the Committee considers the executive’s base salary and total compensation relative to the market median and other factors such as: individual performance against business plans, initiative, leadership, time in position, experience, knowledge, and success in building organizational capability.

2012 Base Salary Actions — During the 2012 Total Compensation Analysis and Planning Process, the Committee reviewed each executive’s base salary relative to the market data as reported in the two surveys described under “Total Compensation Analysis and Planning Process” as well as the executive’s individual performance over the prior year. After discussing these items, the Committee determined it was appropriate to deliver merit increases to the Named Executive Officers as shown in the following table. The Committee determined that Mr. Cutler’s base salary was appropriately aligned with the survey median and did not adjust his base salary.

Name	2011 Base Salary	% Increase	2012 Base Salary
A.M. Cutler	$1,200,000	0%	$1,200,000
R.H. Fearon	$683,060	4%	$710,400
C. Arnold	$684,840	4%	$712,260
T. S. Gross	$670,440	4%	$697,260
M.M. McGuire	$513,830	4%	$534,420

Short-Term Incentives — We establish a competitive annual cash incentive opportunity for our executives who participate in either our Senior EIC Plan or our EIC Plan. The Committee determines target opportunities for each executive in February during its Total Compensation Analysis and Planning Process. As we previously discussed, the average of the median annual incentive values as reported in two compensation surveys is used as the basis for determining our executives’ targets.

2012 Short-Term Incentive Compensation Decisions — For 2012, the Committee established a bonus pool under the Senior EIC Plan equal to 2% of our Annual Net Income. The Committee also assigned a percentage of the Net Income Pool to each participant in the Senior EIC Plan, thus setting the maximum amount that the participant could receive under the Plan for 2012. These percentages ranged from 5% to 25% of the Annual Net Income Incentive Pool for the Named Executive Officers. No participant may be assigned a percentage share of the pool that is worth more than $7,500,000.

Although the initial incentive payout for each participant in the Senior EIC Plan is formula-driven, the Committee may exercise its discretion to reduce the size of these initial award amounts. For 2012, the Committee considered the EIC Plan EPS and CFR objectives and results as one factor in making actual award determinations for our Named Executive Officers. In evaluating the appropriate payout for the EIC plan, the Committee determined it was appropriate to exclude the impact of certain unusual items in its evaluation of corporate performance versus the 2012 EIC plan goals. These items related primarily to the material impact the Cooper acquisition had on our cash flow return on gross capital and operating earnings per share results since the Company’s results included Cooper only from November 30, 2012 to December 31, 2012. The adjustments resulted in a payout under the EIC Plan at 92% of target. The 2012 EIC Plan Objectives and adjusted results were as follows:

	Threshold	Target	Maximum	Adjusted Results
Payout Percentage Relative to Target	50%	100%	200%	92%
Operating Earnings Per Share	$3.60	$4.30	$5.05	$4.19
Cash Flow Return on Gross Capital	16.1%	18.4%	20.8%	17.6%

The Committee established EPS and CFR goals based on its review of market analyses, our annual profit plan as approved by the Board of Directors, external research reports and comparative analyses of our Peer Group. The Committee believes that the target levels established at the beginning of 2012 for the EPS and CFR goals were demanding but attainable with sustained effort.

In addition to EPS and CFR objectives, the Committee also considered each participant’s performance against his or her individual and/or business unit objectives when making final award determinations. These individual goals included, but were not limited to the following categories and examples:

•	Financial Goals: Achieving the Company’s annual financial plan as well as the annual financial plan for the executive’s respective business unit; protecting our liquidity and balance sheet;

•	Leadership Goals: Developing our next generation of leadership; building the depth of talent within our regional leadership teams; demonstrating our commitment to diversity;

•	Growth Goals: Building our brand; outgrowing the markets in which we operate; introducing new products and services;

•	Operational Excellence: Advancements in quality; workplace safety and emissions reduction; supply chain improvement; and

•

Building Organizational Capacity: Promoting a learning culture; promoting our wellness initiatives; participation in our annual employee survey; and reinforcing our ethical standards and “doing business right”.

Although the Committee may use these performance objectives as one factor in making its determinations, this information is not the Committee’s sole basis for deciding whether to pay incentive awards. Ultimately, the Committee applies its own business judgment to assess actual performance against these goals and to determine the incentive payouts, if any, for the participants in the Senior EIC and EIC Plans. The following table illustrates each Named Executive Officers 2012 individual performance objective and actual Senior EIC Plan award relative to his individual performance objective:

Name	Individual Performance Objective (as % of Base Salary)	Individual Performance Objective $	Maximum Senior EIC Plan Award Opportunity	Actual Senior EIC Award	Actual Senior EIC Award as a % of Individual Performance Objective
A.M. Cutler	130%	$1,560,000	$5,750,000	$1,650,480	106%
R.H. Fearon	90%	$639,360	$2,990,000	$647,034	101%
C. Arnold	90%	$641,034	$2,990,000	$619,240	97%
T.S. Gross	90%	$627,534	$2,990,000	$635,066	101%
M. M. McGuire	70%	$374,094	$1,380,000	$309,751	83%

In addition to the Committee’s decisions regarding the Senior EIC and EIC Plans, the Committee also determined the level of achievement under the Cooper Annual Incentive plan, which was 99% of the maximum opportunity. No Named Executive Officers participated in this plan; however, awards were delivered to Cooper employees in keeping with our obligations under the Transaction Agreement.

Long-Term Incentives — We provide long-term incentive compensation to our executive officers in two components: equity and a four-year performance-based cash incentive compensation opportunity. We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance that focuses executives on both an external measure of our success (via equity awards) and on internal performance metrics (via the four-year cash incentive plan). This strategy is intended to drive executive performance while fostering retention. The Committee’s independent compensation consultant has confirmed that this approach is appropriate and consistent with market practices.

Equity Grants — The Committee has the authority to fix the date and all terms and conditions of equity grants to executive officers and other executives or key employees under our various stock plans, all of which have been approved by our shareholders. The Committee strictly adheres to the following grant practices:

•

We grant awards at the same time each year in the regularly scheduled February Committee meeting. In the case of an equity grant for a newly hired executive, the process is described in the fifth bullet below.

•

Stock options and RSUs generally vest over, or upon the conclusion of at least a three-year period. The vesting of RSUs and stock options is contingent upon continued service with us over the vesting period.

•

In certain circumstances, we grant restricted share awards to our executives, including our Named Executive Officers. These awards are approved by the Committee for retention purposes. An executive receiving a restricted share award could, in the year of the award, have total compensation above the median of market practice. Retention-based restricted share grants generally vest over four years. The vesting of restricted share awards is contingent on continued service with us over the vesting period.

•	The aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 1,200,000.

•

No more than 5% of the total number of shares authorized for delivery under the Plan may vest within less than one year after the grant date (except for those awards granted to non-employee directors, in the event of a change of control of the Company or divestment of a business, or in the event of an employee’s death, disability, or retirement).

•

We set the strike price for all of our stock options at the fair market value of our shares on the date of the grant. Our current shareholder-approved stock plans define “fair market value” as the “closing price” as quoted on the New York Stock Exchange (“NYSE”) on the date of the grant (unless the Committee specifies a different method to determine fair market value.)

•

The Committee has delegated limited authority to Mr. Cutler to make individual equity grants in order to recruit new executives. In delegating this authority, the Committee (a) approved a pool of 200,000 shares for use by Mr. Cutler in making grants to newly hired executives, (b) confirmed that it must approve any equity grants to a newly recruited executive that exceed 150% of the target long-term incentive award opportunity established for the incumbent’s position, and (c) confirmed that the “grant date” for such new-hire equity awards would be the first NYSE trading day of the next month following the date the newly hired executive starts working for us. Several times each year, we provide the Committee with an update on the year-to-date new-hire grants approved by Mr. Cutler under this authority and the balance of the authorized shares remaining in the pool. In the event that the equity grants to newly hired executives exhaust this approved pool of authorized shares, we would seek Committee approval for an allocation of additional shares for these recruiting purposes. New hire grants in 2012 did not exceed the authorized share pool.

•

In addition, the Committee has on rare occasions approved off-cycle special equity grants to executives who join us as the result of a business acquisition. The Committee reviews and approves awards to these executives at a regularly scheduled Committee meeting. In 2012, off-cycle grants were delivered to certain executives who joined the Company as a result of acquisitions, including the acquisition of Cooper Industries, plc.

Long-Term Cash Incentive Plan — Approximately one-half of each Named Executive Officer’s long-term incentive target is delivered through ESIP, our long-term performance-based incentive plan. ESIP is intended to align executives’ interests with those of our shareholders and foster executives’ retention. Each year, the Committee creates a new long-term cash incentive opportunity under ESIP and establishes objectives for the four-year award period. We base awards under ESIP on our success in achieving aggressive growth in four-year EPS and CFR goals which have historically been weighted equally. The Committee uses a comprehensive report that analyzes publicly-available Peer Group financial data to establish EPS and CFR objectives. This report is also used by our Board of Directors in reviewing our Strategic and Profit Plans. The analysis includes:

•	A comparison of our past performance across a range of performance metrics compared to those same metrics as reported for our Peer Group;
•

Our estimated financial results and those for each of our Peer Group companies as projected by financial analysts who follow these companies which generally cover two- or three-year periods into the future; and

•	A review of our strategic objectives and annual business plans for the four-year performance period.

The Committee sets performance hurdles for each four-year award period such that payment at approximately 100% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected median of the performance of our Peer Group; and payment at or above 150% of the target incentive opportunity would be made if our performance over the four-year period is at or above the projected top 25th percentile of the performance of our Peer Group. Objectives under our ESIP have historically been capped at 200% of target. The maximum of two-times target is a cap that exists not only within our long-term cash plan (ESIP) but also applies to our short-term EIC Plan. This cap is consistent with the maximum incentive opportunity as reported by the companies that respond to the compensation surveys to which we subscribe and is also prevalent among our Peer Group.

Decisions Affecting Long-Term Compensation Established Prior to 2012 — In 2009, the Committee made decisions to adjust our long-term incentive programs in response to the economic downturn. One of those decisions included cancelling executives’ 2009-2012 ESIP opportunities which were intended to reward performance for the four-year award period which would have begun in 2009 and concluded in 2012. In order to foster engagement and retention, the Committee replaced the cancelled ESIP opportunities with RSU grants. The RSUs that replaced the 2009-2012 ESIP opportunity vested in May 2012 and are reported in the “Option Exercises and Vested Stock Table”.

Although the 2009 long-term incentive opportunity was delivered entirely in RSUs, in 2010, the Committee determined it was appropriate to return to our traditional mix of equity and performance-based, long-term cash and established opportunities for a 2010-2013 ESIP, as described on page 36 of our 2011 proxy statement under “Decisions Affecting Long-Term Compensation Established in 2010.” Any actual 2010-2013 ESIP awards that are earned will be reported in column (g) of the Summary Compensation Table in our 2014 proxy statement. Therefore, if the 2010-2013 ESIP is earned, we would expect that the column (g) compensation, and potentially total compensation, that would be reported in our 2014 Summary Compensation Table would increase compared to what is reported in this proxy statement, which does not contain an ESIP payout.

Decisions Affecting Long-Term Compensation Established in 2012 —

Long-Term Incentive Targets and Mix — The Committee determined target opportunities for each executive in February during its Total Compensation Analysis and Planning Process. As previously discussed, the average of the median long-term incentive value as reported in two compensation surveys was used as the basis for determining our executives’ targets. The Committee also determined that the long-term incentive opportunity for each executive who participated in the 2012-2015 ESIP award period would be delivered in an equal mix of equity and ESIP (long-term cash). The Committee believes this balanced portfolio approach is appropriate because it focuses executives on external measures of success (via the equity awards) as well as on internal measures (via the ESIP opportunity). In addition, this balanced portfolio approach to delivering long-term incentives is consistent with external market practices.

Equity Grants Awarded in 2012 — The elected officers, including the Named Executive Officers, and certain operations leaders received the equity component of their long-term incentive opportunity in both RSUs and stock options. Other ESIP-eligible executives received 100% of their equity opportunity in RSUs. In addition, employees who are eligible for long-term incentives but do not participate in ESIP received 100% of their long-term incentive opportunity in RSUs. We granted RSUs to the majority of the employees who are eligible for long-term incentives because RSUs consume fewer shares from our stock plan as compared to stock options and market data confirms that RSUs are the most common type of equity delivered below the Named Executive Officer level.

RSUs comprise approximately 25% of each Named Executive Officers’ total target long-term incentive opportunity. The Committee determines the number of RSUs and stock options to grant to each participant based on his or her individual performance and potential. The number of RSUs granted to the Named Executive Officers, other than Mr. Cutler, was determined by dividing the target value of the grant by the average NYSE closing price of Eaton shares over the last 90 trading days of 2012 and rounding up to the nearest five shares. The number of shares granted to Mr. Cutler was determined by dividing the target value of his grant by the closing price on the date of the grant. In February 2012, the Committee determined that RSUs granted in 2012 would vest ratably over three years. Prior to 2012, RSUs vested over four years. This change was made to align the vesting of RSUs with the vesting of stock option awards, which have historically vested over a three-year period. RSUs granted in 2012 will vest in substantially equally installments over three years, subject to the executive’s continued employment with us. Dividend equivalents are not accrued or paid on RSUs.

Stock Options also comprise approximately 25% of each Named Executive Officers’ total target long-term incentive opportunity. The number of stock options granted to each executive was determined by dividing one quarter of the total long-term incentive opportunity by a Black-Scholes option pricing model of $11.34, and rounding up to the nearest 50 shares. The assumptions used in determining this Black-Scholes value include: the average 90 day NYSE closing price of our shares ($41.93), volatility of 35.48%, risk-free interest rate of 0.88%, dividend yield of 2% and expected life of the grant of 5.5 years. The assumptions used in this model differ from the assumptions used to determine the values of these stock option grants as reported in the Summary Compensation Table. The assumptions used in connection with the Summary Compensation Table values are described in the Notes to Consolidated Financial Statements on page 32 of our 2012 annual report. The stock options granted in 2012 will vest in substantially equal installments over three years, subject to the executive’s continued employment with us.

RSUs and Stock options granted to the Named Executive Officers are shown in the Grants of Plan Based Awards Table.

Long-Term Cash (2012-2015 ESIP) — In February 2012, the Committee established EPS and CFR performance goals for the 2012-2015 ESIP award period. In addition to establishing performance objectives for the four-year ESIP award period, the Committee approved individual 2012-2015 ESIP opportunities expressed in the form of phantom share units. These award opportunities are shown in the Grants of Plan Based Awards Table and comprise approximately 50% of each Named Executive Officer’s total target long-term incentive opportunity. The Committee discussed and approved Mr. Cutler’s award opportunity in Executive Session, with only its independent consultant in attendance. The number of phantom share units awarded for each executive was determined by dividing the cash ESIP target, which represents approximately one-half of the Named Executive Officer’s total long-term incentive opportunity, by the average NYSE price of our shares over the first twenty days of the award period, and rounding up to the nearest 50 shares.

At the end of the award period, the number of phantom share units will be modified based on corporate performance relative to the EPS and CFR objectives that the Committee approved in February 2012. The modified number of phantom share units is capped at 200% of the initial number of shares. The modified number of share units will be converted to cash by multiplying the final number of phantom share units by the average NYSE price of our shares over the last twenty days of the award period. Dividend equivalents will be paid based on the final number of phantom share units and the aggregate dividends paid during the award periods.

Other Executive Compensation Polices and Guidelines

Share Ownership Guidelines — We expect all of our executive officers and, depending on their level in the Company, certain other key executives to hold a number of our shares with a value equal to a pre-determined multiple of their base salary. These multiples, as shown below, represent the minimum guidelines and are consistent with trends we have seen in the competitive market. We also require each executive to hold a minimum of 20% of the ownership requirement in shares that are owned outright by the executive. Executives are expected to reach these guidelines within five years of appointment to a new position and are expected to satisfy these guidelines for the duration of their employment with the Company.

Position	Minimum Guideline
Chairman and Chief Executive Officer	6 times base salary
Vice Chairmen	4 times base salary
Other Officers	2-3 times base salary
General Managers and other ESIP participants	1 times base salary

Twice each year, the Committee reviews the status of the individual executive officer’s share ownership relative to these levels and our Chairman and Chief Executive Officer reviews the status of other non-officer executives. On December 31, 2012, each of the Named Executive Officers exceeded his ownership and holding requirements.

Anti-Hedging — We have a policy that prohibits directors and employees, including the Named Executive Officers, from engaging in financial hedging of their investment risk in our shares.

Health and Welfare Benefits and Retirement Income Plans — We provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees, with certain exceptions described below. Our Named Executive Officers may choose to participate in our 401(k) plan and receive company matching contributions, which are reported as “Other Compensation” in the Summary Compensation Table. We provide 401(k) matching contributions that comply with Internal Revenue Code limits.

In place of typical Company-paid group term life insurance, we provide all executive officers and certain other executives with Company-paid life insurance coverage under two separate policies. The aggregate value of the two policies is approximately equal to an executive’s annual base salary and this level of coverage is consistent with the level of coverage provided to other salaried employees through our group term life policy. The majority of the executives’ life insurance is covered under an executive-owned individual whole-life policy, with the remaining $50,000 of insurance covered under our group term life policy.

The value of the Company-paid premium for the whole life policy is imputed as income to each covered executive. We decided to provide this executive life insurance arrangement to allow each executive to have a paid-up policy at retirement that would mirror Company-provided post-retirement group term life insurance, but with less post-retirement tax complexity for both the executive and us.

Other Retirement and Compensation Arrangements — The Pension Benefits table on page 49 reports retirement benefits for Mr. Cutler and the other Named Executive Officers. Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized plans under which payment will be made from our general funds for any benefits that may exceed those limits. These nonqualified benefits that accrued prior to January 1, 2005 will be paid at retirement in the form of an annuity (unless otherwise determined by the Committee). Upon a change of control of the Company, the benefits will be paid at the time of the event (unless otherwise determined by the Board of Directors) in a single sum. These benefits that accrued after January 1, 2005 will be paid in the form of a single sum at retirement in accordance with Internal Revenue Code Section 409A.

In response to market practices and to enhance our ability to attract and retain key executives, the Board of Directors also has adopted plans that provide supplemental annual retirement income to certain executives who we hire mid-career who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or nonqualified restoration plans. These supplemental plans deliver a benefit if the executive either retires at age 55 or older and has at least 10 years of service with us or retires at age 65 or older, regardless of the years of service.

The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term compensation to include base salary, overtime pay, pay premiums and awards under any annual variable pay or incentive compensation plans (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the nonqualified executive retirement income arrangements described above. These qualified and nonqualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers that consider base salary and earned annual incentive awards in the calculation of the executives’ account balances. Long-term incentives, including cash and amounts realized upon the exercise of stock options and/or vesting or RSUs or restricted share awards, are not factored into these calculations.

Deferral Plans — We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. We offer these deferral arrangements in order to (a) provide our executives with a competitive opportunity to accumulate additional retirement assets and (b) provide a means to meet our share ownership guidelines and (c) provide an additional form of retention.

Personal Benefits — We provide our executive officers with a limited amount of personal benefits including reimbursement for financial and estate planning and tax preparation. This benefit is treated as taxable income to the executive.

Employment Contracts and Change of Control Agreements — We do not provide our executive officers with employment contracts; however, we do enter into “double-trigger” Change of Control Agreements with each executive officer. These agreements provide benefits if an executive’s employment is terminated or materially changed for certain reasons following a change of control. We believe that these agreements are in the best interest of our shareholders because they help ensure that we will have the continued dedication and focus of key executives in the event of a change of control of the Company. Details of our Change of Control Agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination beginning on page 51.

In October 2011, the Committee determined that it was appropriate to eliminate provisions related to tax protection from future change of control agreements. Tax gross-ups provisions are no longer included in agreements for any executive who becomes newly eligible for an agreement or for any executive who changes positions and becomes eligible for a new agreement.

Tax Gross-Ups — We and the Committee believe that tax protection is appropriate in limited circumstances to avoid the potential for the value of a benefit to be reduced as a result of tax requirements that are beyond an executive’s control. Specifically:

•

Relocation and foreign assignments: We provide tax protection for our employees under our relocation and foreign assignment policies so that they are able to make decisions to accept new assignments without concern that relocating would be a disadvantage from a tax standpoint.

•

Change of Control Agreements that were executed prior to November 2011: U.S. tax law imposes a 20% excise tax on certain compensation that is contingent on a change of control of the Company. We agreed to provide the Named Executive Officers and other officers who entered into Change of Control Agreements prior to November 2011 with full tax protection for liability from this excise tax. The Change of Control Agreements entered into after November 2011 do not contain provisions for tax protection.

•

As previously mentioned, Internal Revenue Code Section 4985 imposed an excise tax on certain stock based compensation held by Section 16(a) Officers within the six months preceding and following the close of the Transaction to acquire Cooper Industries, plc. The Committee determined it was appropriate for the Company to pay this non-recurring tax so that the impacted executives would be in the same position as if they had not been subject to the tax.

Use of Our Aircraft — We own, operate, and maintain Company aircraft to enhance the ability of our executive officers and other corporate and business leaders to conduct business in an effective manner. This principle guides how the aircraft is used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable laws. The Board of Directors has directed Mr. Cutler to use our aircraft for all business and personal travel whenever feasible to ensure his personal security and enhance his productivity. Our aircraft policy does not permit other executives to use Company-owned aircraft for personal use without the advance approval of the Chairman and Chief Executive Officer. No Named Executive Officers receive tax protection on the imputed income for personal use of Company-owned aircraft.

Tax and Accounting Considerations — We carefully monitor and comply with any changes in the laws and regulations as well as accounting standards and related interpretive guidance that impact our executive compensation plans and programs. Tax and accounting considerations have never played a central role in the process of determining the compensation or benefit plans and programs that are provided to our executives. Instead, the Committee has consistently structured our executive compensation program in a manner intended to ensure that it (a) is competitive in the marketplace for executive talent and (b) provides incentives and rewards that focus executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

$1 Million Tax Deduction Limit — Under Internal Revenue Code Section 162(m), any remuneration in excess of $1 million paid to Mr. Cutler or any of the three most highly compensated executive officers of the Company (other than the Chief Financial Officer) in a given year is not tax deductible unless it is paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation upward after the beginning of the period in which the compensation is earned. In 2008, our shareholders approved the Senior EIC Plan and an amended ESIP, which are intended to meet the requirements to qualify incentive payments under these Plans as deductible compensation under Internal Revenue Code Section 162(m).

Clawback Policy on Incentive Compensation, Stock Options and Other Equity Grants Upon the Restatement of Financial Results — The Board of Directors has adopted a formal policy stating that, if an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any periods as to which a performance-based award was paid or credited to the executive during the twelve-month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the discretion of the Board. As used in this policy, the term “executive” means any executive who participates in ESIP or any successor plans. Our incentive compensation plans, stock plans and deferral plans include the provisions of this policy. Additional details regarding this policy and related processes may be found on our website at http://www.eaton.com/governance.

Relationship Between Compensation Plans and Risk

Annually, the Committee and management conduct a comprehensive review of our compensation programs including executive compensation and major broad-based compensation programs in which salaried and hourly employees at various levels of the organization participate. The goal of this review is to assess whether any of our compensation programs, either individually or in the aggregate, would encourage executives or employees to undertake unnecessary or excessive risks that were reasonably likely to have a material adverse impact on the Company.

The Committee reviewed an inventory of our variable pay and sales commission plans that had been established for 2012. The inventory included the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential, performance criteria under each plan, and the type of the plan (for example, management-by-objective and goal sharing). The Committee concluded that none of the broad-based programs (base salary, traditional sales commission or variable incentive arrangements) that extend to hourly and salaried employees would likely give rise to a material risk.

The Committee also applied a risk assessment to those plans that were identified as having the potential to deliver a material amount of compensation, which for 2012 were the short- and long-term incentive plans that are described earlier in the Compensation Discussion and Analysis. This analysis included, but was not limited to, the following items:

•	Whether performance goals were balanced and potential payments were reasonable based on potential achievement of those goals at the threshold, target and maximum levels;

•	When applicable, whether the relationship between performance objectives under the annual incentive programs were consistent with the performance objectives tied to the long-term incentive plans;

•	The caps on individual awards and aggregate payments under the plans; and

•	How our performance objectives and target award opportunities compared to the objectives and target awards underlying our peers’ incentive programs.

The Committee and management also concluded that our executive compensation strategy and programs are structured in the best interest of the Company and its stakeholders and do not create a material risk due to a variety of mitigating factors. These mitigating factors include:

•	An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements such as cash and equity, and delivers rewards based on sustained performance over time;

•

The Committee’s sole power to set short- and long-term performance objectives for our incentive plans. These objectives have included CFR and operating EPS financial goals and qualitative goals under the EIC plan, such as leadership development, growth, operational excellence, and building organizational capacity. We believe all of these items contribute to increased shareholder value;

•

Our long-term cash plan (ESIP) focuses on cumulative EPS and CFR for overlapping four-year award periods. This creates a focus on driving sustained performance over multiple award periods which mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one period;

•	The use of equity awards to foster retention and align our executives’ interests with those of our shareholders;

•	Capping the potential payouts under the short- and long-term incentive plans to eliminate the potential for windfalls;

•	A clawback policy that allows us to recover compensation in the case of a material restatement of financial results and/or employee misconduct;

•	Share ownership guidelines; and

•	A broad array of competitive health and welfare benefit programs that offer employees and executives an opportunity to build meaningful retirement assets throughout their careers.

Adjustments to Programs and Practices in 2013

The Committee determined it would award equity grants to Section 16(a) officers in July of 2013 instead of February 2013 so that the excise tax under Section 4985 of the Internal Revenue Code would not be imposed on the grants.

The Committee also determined that the number of shares that would be granted to all equity plan participants in February of 2013 would be determined by dividing the target grant value by the average closing price of Eaton shares over the last 60 NYSE trading days of 2012. In prior years, the average closing price over the last 90 trading days of the year was used to determine the number of shares to grant. The Committee has also determined that in 2014, the number of shares to grant will be determined using the average closing price over the last 30 trading days of the year.

Prior to 2013, the survey comparator group used in our Total Compensation Analysis and Planning Process as described on page 28, included industrial companies with revenues ranging from $5 billion to $30 billion because our revenues fell at approximately the median of the range. Beginning with the 2013 Total Compensation Analysis and Planning process, our survey comparator group will include industrial companies with revenues ranging from $10 billion to $50 billion. Our revenues fall at approximately the median of this new comparator group as a result of the acquisition of Cooper Industries, plc.

Compensation and Organization Committee Report

The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Christopher M. Connor, Chair

Todd M. Bluedorn

Linda A. Hill

Ned C. Lautenbach

Deborah L. McCoy

2012 SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation of our Chairman and Chief Executive Officer, our Vice Chairman and Chief Financial and Planning Officer, and our three other most highly compensated executive officers in 2012. “Salary,” as shown in column (c), consists of base salary, which accounted for, on average, 11% of the total compensation of the Named Executive Officers in 2012. The Named Executive Officers were not entitled to receive “Bonus” payments under column (d) for 2012 (“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any performance criteria). Column (e), “Stock Awards,” consists of the grant date fair value of awards delivered to each Named Executive Officer in the year reported. Column (f), “Option Awards,” reports the grant date fair value of stock options awarded in each respective year shown below. The grant date fair value is based on the Black-Scholes option pricing model. Column (g), “Non-Equity Incentive Plan Compensation,” is the amount earned for 2012 under the Senior EIC Plan. The incentive payments reported in column (g) were approved by the Committee at its February 26, 2013 meeting and, to the extent not deferred by the executive, will be paid on March 15, 2013. Column (h), “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” contains two distinct components. “Change in Pension Value” represents the total change in the actuarial present value of each Named Executive Officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and nonqualified) from the measurement date used for financial reporting purposes. “Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service. Column (i), “All Other Compensation,” consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes personal benefits, our contributions to defined contribution plans, the value of insurance premiums paid by us and the value of any dividends paid on restricted shares because they are not factored into the grant date fair values reported in column (e).

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus (d)	Stock Awards(2) (e)	Option Awards(2) (f)	Non-Equity Incentive Plan Compensation(3) (g)	Changes In Pension Value and Nonqualified Deferred Compensation Earnings(4) (h)	All Other Compensation(5) (i)	Total Compensation (j)
A. M. Cutler	2012	$1,200,000	$0	$2,004,835	$2,136,356	$1,650,480	$1,857,980	$11,557,513	$20,407,164
Chairman of the Company and Chief Executive Officer and President of Eaton Corporation	2011	$1,203,000	$0	$2,438,434	$2,267,902	$4,458,058	$3,115,441	$103,175	$13,586,010
	2010	$1,175,100	$0	$3,595,263	$0	$6,665,063	$1,226,019	$137,151	$12,798,596

R. H. Fearon	2012	$703,566	$0	$584,325	$622,692	$647,034	$971,389	$2,887,662	$6,416,668
Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation	2011	$677,208	$0	$805,650	$645,040	$1,710,516	$1,155,629	$82,242	$5,076,285
	2010	$635,160	$0	$1,340,674	$0	$2,047,162	$419,822	$100,394	$4,543,212

C. Arnold	2012	$705,405	$0	$584,325	$622,692	$619,240	$868,063	$2,706,343	$6,106,068
Vice Chairman and COO —Industrial Sector of Eaton Corporation	2011	$679,080	$0	$805,650	$645,040	$1,936,422	$986,115	$55,342	$5,107,649
	2010	$637,290	$0	$1,207,934	$0	$2,324,075	$394,000	$89,234	$4,652,533

T. S. Gross	2012	$690,555	$0	$584,325	$622,692	$635,066	$1,140,796	$2,458,719	$6,132,153
Vice Chairman and COO —Electrical Sector of Eaton Corporation	2011	$661,830	$0	$805,650	$645,040	$1,743,873	$1,158,181	$64,856	$5,079,430
	2010	$612,000	$0	$1,207,934	$0	$2,172,966	$570,481	$83,956	$4,647,337

M. M. McGuire	2012	$529,272	$0	$321,440	$342,410	$309,751	$502,953	$1,580,737	$3,586,563
Executive Vice President and General Counsel of Eaton Corporation	2011	$510,591	$0	$322,260	$351,840	$1,061,372	$518,849	$44,571	$2,809,483

(1)

In April 2011, the Committee determined it was appropriate to eliminate the vehicle allowance that the Named Executive Officers had received. We did not require the executives to repay the portion of the allowance that each received during the first three months of the year. This amount is included in the 2011 base salary and is the reason why Mr. Cutler’s base salary was higher for 2011.

(2)

These two columns show the grant date fair value of equity awards granted to the Named Executive Officers. The value of Stock Awards is based on our NYSE closing price on the date of the grant. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with this valuation are further described in the Notes to Consolidated Financial Statements on page 32 of our 2012 annual report. The actual amounts realized by individual Named Executive Officers likely will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

(3)

Non-Equity Incentive Plan Compensation reported in column (g) includes payments earned under the 2012 Senior EIC Plan. The material features of this incentive plan are described in the Compensation Discussion and Analysis.

(4)

Column (h) includes the aggregate change in the actuarial present value of the accumulated benefit under all of our qualified and nonqualified defined benefit pension plans. The change in this column from year-to-year reflects items such as: increases in compensation as defined under the pension plan in which the executive participates, an additional year of service, and changes in the discount rates used to determine the actuarial present value of the accumulated benefit reported in each respective year. This column also includes above-market earnings on nonqualified deferred compensation, when applicable. Under the disclosure rules, earnings on deferred compensation are considered to be “above-market” if the rate or formula used to calculate the interest under the plan in which the executive participates exceeded a rate of interest established by the Internal Revenue Service. In 2012, Mr. Cutler was the only Named Executive Officer to receive above-market earnings on his nonqualified deferred compensation (in the amount of $8,478). The aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans for each Named Executive Officer is noted below.

	Qualified	Non-qualified	Total
A. M. Cutler	$169,012	$1,680,490	$1,849,502
R. H. Fearon	$16,989	$954,400	$971,389
C. Arnold	$106,902	$761,161	$868,063
T. S. Gross	$18,144	$1,122,652	$1,140,796
M. M. McGuire	$15,859	$487,094	$502,953

(5)

All Other Compensation in column (i) includes the aggregate incremental cost incurred by us for certain executive personal benefits. The calculation of incremental cost for personal use of our aircraft includes only those variable costs incurred as a result of personal flight activity and excludes non-variable costs which would have been incurred regardless of whether there was any personal use of our aircraft. We do not reimburse Named Executive Officers for tax costs related to personal use of our aircraft. We also provide certain executives, including the Named Executive Officers, with the opportunity to acquire individual whole-life insurance. The annual premium paid by us during 2012 for each of the Named Executive Officers is set forth below. Each executive officer is responsible for paying individual income taxes due with respect to our insurance program. Column (i) also includes the amount of our contributions to the Named Executive Officers’ accounts under the 401(k) Eaton Savings Plan (the “ESP”). The ESP permits an employee to contribute a portion of his or her salary to the ESP, subject to limits imposed under the Internal Revenue Code. Column (i) also includes dividends paid in 2012 on restricted share awards. In addition, Column (i) includes excise tax and gross-up payments related to the excise tax imposed under Section 4985 of the Internal Revenue Code. These non-recurring payments were made so that the executives were in the same position as those who were not subject to the excise tax. The amounts of the executive benefits reported in column (i) are:

	Financial Planning	Personal Use of Aircraft	Company Paid Life	Company Contributions to ESP	Dividends on Restricted Shares	Excise Tax and Gross Up	Total Other
A. M. Cutler	$26,200	$50,750	$16,245	$10,000	$0	$11,454,318	$11,557,513
R. H. Fearon	$4,180	$5,800	$7,700	$10,000	$21,052	$2,838,930	$2,887,662
C. Arnold	$6,505	$0	$6,207	$10,120	$9,120	$2,674,391	$2,706,343
T. S. Gross	$12,500	$8,700	$12,950	$10,060	$7,296	$2,407,213	$2,458,719
M. M. McGuire	$6,380	$0	$8,479	$10,000	$9,956	$1,545,922	$1,580,737

GRANTS OF PLAN-BASED AWARDS IN 2012

The following table summarizes the potential awards payable to Named Executive Officers with respect to the short-term and long-term incentive award opportunities granted in 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Award
Name (a)	Grant Date (b)	Share Units Granted at Target (#) (c)	Threshold ($) (d)	Target ($) (e)	Maximum ($) (f)	All Other Stock Awards: Number of Shares of Stock or Units (#) (g)	All Other Option Awards: Number of Securities Underlying Options (#) (h)	Exercise or Base Price of Option Awards (i)	Grant Date Fair Value of Stock & Option Awards (k)
A. M. Cutler	2/21/2012(1)		$0	$1,560,000	$5,750,000

	2/21/2012(2)	88,400	$0	$4,250,000	$8,500,000
	2/21/2012(3)					40,915		$0	$2,125,125
	2/21/2012(3)						151,300	$51.94	$2,136,356

R. H. Fearon	2/21/2012(1)		$0	$639,360	$2,990,000
	2/21/2012(2)	20,800	$0	$1,000,000	$2,000,000
	2/21/2012(3)					11,925		$0	$619,385
	2/21/2012(3)						44,100	$51.94	$622,692

C. Arnold	2/21/2012(1)		$0	$641,034	$2,990,000
	2/21/2012(2)	20,800	$0	$1,000,000	$2,000,000
	2/21/2012(3)					11,925		$0	$619,385
	2/21/2012(3)						44,100	$51.94	$622,692

T. S. Gross	2/21/2012(1)		$0	$627,534	$2,990,000
	2/21/2012(2)	20,800	$0	$1,000,000	$2,000,000
	2/21/2012(3)					11,925		$0	$619,385
	2/21/2012(3)						44,100	$51.94	$622,692

M.M. McGuire	2/21/2012(1)		$0	$374,094	$1,380,000
	2/21/2012(2)	10,400	$0	$500,000	$1,000,000
	2/21/2012(3)					6,560		$0	$340,726
	2/21/2012(3)						24,250	$51.94	$342,410

(1)	The amounts shown represent potential payments that were established in February 2012 under our Senior EIC Plan. As described in the Compensation Discussion and Analysis on page 31, the Committee established a pool under the Senior EIC plan which was expressed as a percentage of an objective corporate performance goal. A portion of this pool was assigned to each participant, thereby establishing each individual’s maximum award opportunity. The Committee considered the actual levels achieved compared to corporate, business unit and individual goals to determine actual incentive awards.

(2)	The amounts shown represent the potential payments that were established in February 2012 for the 2012-2015 ESIP Award Period. The ESIP opportunities were denominated in phantom share units. The number of phantom share units was determined by dividing the target value of the ESIP opportunity by the average price of our shares over the first 20 trading days of 2012 and rounding up to the nearest 50 shares. At the end of the award period, the number of phantom share units will be adjusted based on the Company’s achievement relative to the EPS and CFR objectives that were established for the four-year award period. The final number of phantom share units cannot exceed two times the original number of share units. The final number of phantom share units will be multiplied by the average price of our shares over the last twenty days of the award period to determine the final award. Although there is a cap on the potential number of share units, we do not cap the share price that is used to determine final awards. The maximum amount shown in the table represents 200% of the executive’s target opportunity. Actual awards, if any, will be paid in March 2016 and may vary based on share price appreciation and achievement of EPS and CFR objectives.

(3)	These amounts represent stock options and RSUs granted on February 21, 2012. The value of RSUs is based on our NYSE closing price on the date of the grant of $51.94. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with this valuation are further described in the Notes to Consolidated Financial Statements on page 32 of our 2012 annual report. The actual amounts realized by individual Named Executive Officers likely will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2012

The following table summarizes the outstanding equity awards held by the Named Executive Officers at year-end 2012. The closing price of our ordinary shares on the last trading day in 2012 ($54.18) was used to determine the market value of the unvested restricted share awards and RSUs shown in column (h).

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
A. M. Cutler(1)	2/24/2004	8,462			$29.54	2/24/2014	2/24/2009	9,168	$496,722
	2/22/2005	402,000			$34.11	2/22/2015	2/23/2010	54,170	$2,934,931
	2/21/2006	330,000			$34.31	2/21/2016	2/22/2011	34,050	$1,844,829
	2/27/2007	280,000			$40.41	2/27/2017	2/21/2012	40,915	$2,216,775
	2/26/2008	237,400			$41.57	2/26/2018
	2/22/2011	51,051	103,649		$53.71	2/22/2021
	2/21/2012		151,300		$51.94	2/21/2022

R. H. Fearon(2)	2/22/2005	68,400			$34.11	2/22/2015	2/24/2009	7,126	$386,087
	2/21/2006	60,000			$34.31	2/21/2016	2/23/2010	21,000	$1,137,780
	2/27/2007	64,000			$40.41	2/27/2017	2/22/2011	12,250	$663,705
	2/26/2008	67,600			$41.57	2/26/2018	2/21/2012	11,925	$646,097
	2/22/2011	14,520	29,480		$53.71	2/22/2021
	2/21/2012		44,100		$51.94	2/21/2022

C. Arnold(3)	2/22/2005	68,400			$34.11	2/22/2015	2/24/2009	3,544	$192,014
	2/21/2006	60,000	—		$34.31	2/21/2016	2/23/2010	18,200	$986,076
	2/27/2007	60,000			$40.41	2/27/2017	2/22/2011	12,250	$663,705
	2/26/2008	63,000			$41.57	2/26/2018	2/21/2012	11,925	$646,097
	2/22/2011	14,520	29,480		$53.71	2/22/2021
	2/21/2012	—	44,100		$51.94	2/21/2022

T. S. Gross(4)	2/24/2004	56,000			$29.54	2/24/2014	2/24/2009	3,544	$192,014
	2/22/2005	42,000			$34.11	2/22/2015	2/23/2010	18,200	$986,076
	2/21/2006	25,000			$34.31	2/21/2016	2/22/2011	12,250	$663,705
	2/27/2007	32,000			$40.41	2/27/2017	2/21/2012	11,925	$646,097
	2/26/2008	35,200			$41.57	2/26/2018
	2/22/2011	14,520	29,480		$53.71	2/22/2021
	2/21/2012		44,100		$51.94	2/21/2022

M.M. McGuire(5)	2/21/2006	47,200			$34.31	2/21/2016	2/24/2009	3,750	$203,175
	2/27/2007	40,000			$40.41	2/27/2017	2/23/2010	13,936	$755,052
	2/26/2008	45,000			$41.57	2/26/2018	2/22/2011	4,500	$243,810
	2/22/2011	7,920	16,080		$53.71	2/22/2021	2/21/2012	6,560	$355,421
	2/21/2012	—	24,250		$51.94	2/21/2022

The following table lists the vesting schedule for the Stock and Option Awards that have not vested:

	Future Vesting Of Stock and Option Awards
	Grant Date	Grant Type	Shares Granted	Shares Vesting	Vesting Date
(1) A. M. Cutler	2/24/2009	RSU	36,666	9,168	2/24/2013
	2/23/2010	RSU	108,340	27,084	2/23/2013
				27,086	2/23/2014
	2/22/2011	ISO	3,722	1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	150,978	49,190	2/22/2013
				50,737	2/22/2014
	2/22/2011	RSU	45,400	11,350	2/22/2013
				11,350	2/22/2014
				11,350	2/22/2015
	2/21/2012	ISO	1,925	1,925	2/21/2015
	2/21/2012	NQ	149,375	49,929	2/21/2013
				49,929	2/21/2014
				49,517	2/21/2015
	2/21/2012	RSU	40,915	13,501	2/21/2013
				13,502	2/21/2014
				13,912	2/21/2015

(2) R. H. Fearon	2/24/2009	RSA	10,000	4,000	2/24/2013
	2/24/2009	RSU	12,500	3,126	2/24/2013
	2/23/2010	RSA	4,000	1,200	2/23/2013
				1,600	2/23/2014
	2/23/2010	RSU	36,400	9,100	2/23/2013
				9,100	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	38,417	12,659	2/22/2013
				13,099	2/22/2014
	2/22/2011	RSA	4,000	1,200	2/22/2013
				1,200	2/22/2014
				1,600	2/22/2015
	2/22/2011	RSU	11,000	2,750	2/22/2013
				2,750	2/22/2014
				2,750	2/22/2015
	2/21/2012	ISO	1,925	1,925	2/21/2015
	2/21/2012	NQ	42,175	14,553	2/21/2013
				14,553	2/21/2014
				13,069	2/21/2015
	2/21/2012	RSU	11,925	3,935	2/21/2013
				3,935	2/21/2014
				4,055	2/21/2015

(3) C. Arnold	2/24/2009	RSU	14,170	3,544	2/24/2013
	2/23/2010	RSU	36,400	9,100	2/23/2013
				9,100	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	38,417	12,659	2/22/2013
				13,099	2/22/2014
	2/22/2011	RSA	4,000	1,200	2/22/2013
				1,200	2/22/2014
				1,600	2/22/2015
	2/22/2011	RSU	11,000	2,750	2/22/2013
				2,750	2/22/2014
				2,750	2/22/2015

	Future Vesting of Stock and Option Awards
	Grant Date	Grant Type	Shares Granted	Shares Vesting	Vesting Date
	2/21/2012	ISO	1,925	1,925	2/21/2015
	2/21/2012	NQ	42,175	14,553	2/21/2013
				14,553	2/21/2014
				13,069	2/21/2015
	2/21/2012	RSU	11,925	3,935	2/21/2013
				3,935	2/21/2014
				4,055	2/21/2015

(4) T. S. Gross	2/24/2009	RSU	14,170	3,544	2/24/2013
	2/23/2010	RSU	36,400	9,100	2/23/2013
				9,100	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	38,417	12,659	2/22/2013
				13,099	2/22/2014
	2/22/2011	RSA	4,000	1,200	2/22/2013
				1,200	2/22/2014
				1,600	2/22/2015
	2/22/2011	RSU	11,000	2,750	2/22/2013
				2,750	2/22/2014
				2,750	2/22/2015
	2/21/2012	ISO	1,925	1,925	2/21/2015
	2/21/2012	NQ	42,175	14,553	2/21/2013
				14,553	2/21/2014
				13,069	2/21/2015
	2/21/2012	RSU	11,925	3,935	2/21/2013
				3,935	2/21/2014
				4,055	2/21/2015

(5) M. M. McGuire	2/24/2009	RSA	4,000	1,600	2/24/2013
	2/24/2009	RSU	8,600	2,150	2/24/2013
	2/23/2010	RSA	6,000	1,800	2/23/2013
				2,400	2/23/2014
	2/23/2010	RSU	19,470	4,868	2/23/2013
				4,868	2/23/2014
	2/22/2011	ISO	5,583	1,861	2/22/2013
				1,861	2/22/2014
	2/22/2011	NQ	18,417	6,059	2/22/2013
				6,299	2/22/2014
	2/22/2011	RSU	6,000	1,500	2/22/2013
				1,500	2/22/2014
				1,500	2/22/2015
	2/21/2012	ISO	1,925	1,925	2/21/2015
	2/21/2012	NQ	22,325	8,002	2/21/2013
				8,003	2/21/2014
				6,320	2/21/2015
	2/21/2012	RSU	6,560	2,164	2/21/2013
				2,165	2/21/2014
				2,231	2/21/2015

OPTION EXERCISES AND STOCK VESTED IN 2012

The following table provides information regarding exercises of stock options and vesting of restricted share awards and RSUs during the year ended December 31, 2012 for the Named Executive Officers. The values reflect (a) in the case of exercised stock options, the difference between the aggregate option exercise price and the market price of the applicable number of our shares on the date of exercise, and (b) in the case of any restricted share awards or RSUs that vested during 2012, the per share closing price of our shares on the vesting date multiplied by the number of shares that vested.

	Option Awards:		Stock Awards:
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
A. M. Cutler	481,310	$10,902,379	230,932	$10,746,306
R. H. Fearon	0	$0	89,674	$4,233,235
C. Arnold	0	$0	94,242	$4,413,450
T. S. Gross	0	$0	89,442	$4,163,418
M. M. McGuire	0	$0	54,518	$2,538,654

(1)	Amounts realized upon the exercise of options or on the vesting of Restricted Share Awards or Restricted Share Units are not eligible for deferral under any of our deferred compensation plans.

2012 PENSION BENEFITS

The table on page 49 shows the estimated present value of the benefits payable under each of our retirement income plans to each Named Executive Officer. We maintain three basic types of retirement income plans for our U.S. salaried employees: (a) a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula; (b) two defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table); and (c) a plan that allows us to supplement the pension benefits earned under our qualified pension plan and nonqualified DB Restoration Plan to certain elected officers and executives who are recruited by us mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-qualified Retirement Income Plans — Effective January 1, 2002, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees (the “Pension Plan”) were given the option to either: (a) continue earning benefits under the AFAC benefit formula, or (b) convert the value of their accrued benefit to an “opening balance” and commence earning benefits in an “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002 automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the retirement plan. Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($61,884 for 2012 retirements) plus 1  1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (consisting of salary plus short-term executive incentive compensation for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest). Years of credited service includes the number of years of employment between age 21 and retirement, subject to a maximum of 44 years. Corporate policies require the Named Executive Officers to retire at age 65. Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which is regularly added credits equal to a percentage of his or her eligible compensation (consisting of salary and short-term incentive compensation) plus interest at a specified rate. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of eligible compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of eligible compensation is credited. When the sum is 70 or greater, 8.0% of eligible compensation is credited. Except as noted below, upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. Pursuant to the requirements of the Pension Protection Act, beginning with benefit payments on or after April 1, 2009, no more than 50% of a benefit may be paid as a lump sum and the remaining 50% of the benefit must be paid in the form of a monthly annuity. Full lump sum distributions will again become available under the Pension Plan once the Pension Plan’s funded status is at or above 80%. This restriction applies to both the AFAC and EPPA benefit formulas. Under the standard post-retirement surviving spouse option for the AFAC and EPPA benefit formulas, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit.

Nonqualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan (including a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan ($250,000 in 2012)). As permitted under the Internal Revenue Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the applicable pension plan that may exceed those limits. This applies to all participants, including the Named Executive Officers.

Limited Eaton Service Supplemental Retirement Income Plan — The Board of Directors has adopted a plan that provides supplemental annual retirement income to elected officers and certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive’s average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above). The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service). Benefits accrued and vested before January 1, 2005 under either the nonqualified or the limited service plans (described above) generally are paid in one of the forms available under the Pension Plans as elected by the participant. Benefits earned after 2004 are paid as a single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company.

2012 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
A. M. Cutler	Pension Plan for Eaton Corporation Employees	37.33	$1,730,808	$0
	DB Restoration Plan	37.33	$20,343,078	$0
	Limited Service Supplemental Plan	37.33	$—	$0
R. H. Fearon	Pension Plan for Eaton Corporation Employees	10.75	$174,676	$0
	DB Restoration Plan	10.75	$644,716	$0
	Limited Service Supplemental Plan	10.75	$3,638,256	$0
C. Arnold	Pension Plan for Eaton Corporation Employees	12.25	$454,162	$0
	DB Restoration Plan	12.25	$1,954,851	$0
	Limited Service Supplemental Plan	12.25	$1,177,801	$0
T.S. Gross	Pension Plan for Eaton Corporation Employees	10.00	$164,858	$0
	DB Restoration Plan	10.00	$494,374	$0
	Limited Service Supplemental Plan	10.00	$3,538,205	$0
M.M. McGuire	Pension Plan for Eaton Corporation Employees	7.08	$105,261	$0
	DB Restoration Plan	7.08	$224,574	$0
	Limited Service Supplemental Plan	7.08	$1,523,192	$0

2012 NONQUALIFIED DEFERRED COMPENSATION

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. We offer these plans in order to (a) provide executives with a competitive opportunity to accumulate additional retirement assets, (b) provide a means for acquiring our shares in order to meet our share ownership guidelines and (c) provide an additional form of employment retention. Despite their popularity across our industry, we do not currently provide our executives with a nonqualified defined contribution plan that enables them to defer base salary amounts in excess of Internal Revenue Code limits that restrict such deferrals under our tax-qualified defined contribution plan. The following table includes not only amounts contributed, earned and distributed as deferred compensation in the last fiscal year, but also includes compensation that the Named Executive Officer elected to defer in all prior years. Therefore, the Aggregate Balance at Last Fiscal Year-End (column (f)) contains the total of all contributions and earnings since the Named Executive Officer began deferring compensation. The plans covered by the Nonqualified Deferred Compensation table are as follows:

•	the Deferred Incentive Compensation Plan (the “DIC Plan”),

•	the Deferred Incentive Compensation Plan II (the “DIC Plan II”),

•	the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”).

On February 10, 2010, the Committee approved the termination of the DIC Plan with respect to all participant accounts, including those of our current Named Executive Officers, except for certain accounts that contain deferrals for the years 1986 through 1989. The accounts that were not terminated earn fixed interest rates based on market rates and individual mortality assumptions in effect at the time of the deferrals.

Short-term incentive compensation earned prior to December 31, 2004 was eligible for deferral under the DIC Plan. Short-term incentive compensation earned after December 31, 2004 is eligible to be deferred under the DIC Plan II. Incentive compensation earned in 2005 through 2008 that was deferred under the DIC Plan II was credited with earnings in the same manner as the DIC Plan, as described below. However, under the DIC Plan II, prior to the beginning of each calendar year, participants must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan were implemented to satisfy the requirements of Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (409A). Similarly, long-term incentive compensation earned after December 31, 2004 is eligible for deferral under the IC Deferral Plan II. Under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under 409A), participants must elect the method and timing of payment with respect to the incentive compensation to be earned during that award period, and that is subject to the deferral election. Beginning with deferrals of short-term incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom share basis and paid out in our actual shares or (b) an account that earns interest equal to that paid on 10-year Treasury Notes plus 300 basis points. Executives may also defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less. When an executive elects to defer a long-term incentive award under the IC Deferral Plan II for payment at or following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on 10-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid in our shares. Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment.

As of December 31, 2012, a grantor trust that we previously established held approximately $7.9M of marketable securities and 101,372 of our ordinary shares in connection with deferred incentive compensation earned by our executives prior to 2005. The trust assets, which are subject to the claims of our creditors, will be used to pay those obligations when due. The trust terms call for us to provide full funding upon a change of control of the Company and for accelerated lump sum or installment payments upon a failure by us to pay amounts due under the plans or upon a termination of employment in the context of a change of control. The transaction to acquire Cooper Industries required Eaton to fund the vested liabilities in the trust in the amounts of $7.8 million which occurred on November 30, 2012 and $9.4 million which occurred on January 3, 2013. No comparable trust arrangements currently are in place with respect to incentive compensation deferred after 2004.

2012 NONQUALIFIED DEFERRED COMPENSATION

Name (a)	Plan Name	Executive Contributions in Last Fiscal Year (b)	Registrant Contributions in Last Fiscal Year (c)	Aggregate Earnings in Last Fiscal Year (1) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last Fiscal Year End (f)(2)
A. M. Cutler	DIC Plan	$0	$0	$114,712	$0	$945,960
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$114,712	$0	$945,960

R. H. Fearon	DIC Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$256,759	$0	$3,090	$259,849	$0

	Subtotal	$256,759	$0	$3,090	$259,849	$0

C. Arnold	DIC Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$0	$0	$0

T. S. Gross	DIC Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$0	$0	$0
	IC Deferral Plan II	$0	$0	$0	$0	$0

	Subtotal	$0	$0	$0	$0	$0

M. M. McGuire	DIC Plan	$0	$0	$0	$0	$0
	DIC Plan II	$0	$0	$42,314	$0	$334,640
	IC Deferral Plan II	$286,104	$0	$34,562	$0	$362,531

	Subtotal	$286,104	$0	$76,876	$0	$697,171

(1)

When applicable, the amounts reported in the Aggregate Earnings in Last Fiscal Year are also reported in column (h) of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate as determined under the Internal Revenue Code. In 2012, Mr. Cutler received above-market earnings on his nonqualified deferred compensation (in the amount of $8,478).

(2)

Mr. Cutler’s aggregate balance includes amounts he earned and elected to defer before he became a Named Executive Officer. Mr. McGuire’s aggregate balance includes $286,104 of executive contributions that were reported in Column (g) of the 2011 Summary Compensation Table.

2012 POTENTIAL PAYMENTS UPON TERMINATION

A Named Executive Officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or practices would provide compensation to the executive in varying amounts. We do not provide employment contracts to our executives and do not have plans or arrangements (other than the Change of Control Agreements previously discussed and standard severance benefits available to all U.S. salaried, nonunion employees) that would require any payment to a Named Executive Officer in the event of a termination of his employment. Instead, the Compensation and Organization Committee of our Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for the termination and the individual executive’s personal circumstances. The Committee believes that it is in the interest of the Company and our shareholders to insure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall philosophy for compensating all employees. For each of the termination of employment scenarios described below, the estimated potential payments and benefits that might be received by each Named Executive Officer are displayed in the table that immediately follows that description.

Background and Basic Assumptions

In this section, we discuss termination of employment scenarios which include: (a) Voluntary Resignation or a Termination for Cause; (b) Normal and Early Retirement; (c) Involuntary Termination—Not for Cause; (d) Change of Control; and (e) Death or Disability. The following key principles and assumptions apply to these disclosures:

•	Under each of the scenarios, we have assumed that each of the Named Executive Officers’ employment terminated on December 31, 2012.

•	Each officer’s eligibility for the amounts reported as severance payments and benefit arrangements are based on his compensation and years of service as of December 31, 2012.

•

An executive would be eligible for a full award under the short-term incentive plan for the year ending December 31, 2012 and a full award under a long-term incentive plan for the four-year period ending December 31, 2012 if such an award had been payable for the award period ending December 31, 2012. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. Therefore, we have not included these awards in the following scenarios because they do not represent a severance or other payment that is triggered by employment termination.

•

We maintain a Severance Benefit Plan in which each of the Named Executive Officers participates along with all of our United States salaried, non-union employees. We generally pay benefits under this Plan only in the case of an involuntary termination of employment other than for Cause. We calculate these benefits based on the length of service with us from the most recent date of hire. The maximum severance payment equals one year of base salary and continuation of health and welfare benefits for six months. However, the severance payment that we would expect to provide to a Named Executive Officer under the scenarios described below would be made in lieu of any benefit under these standard severance arrangements.

•

To the extent the Committee would decide that a terminated executive is eligible for pro-rated participation in one or more of the open four-year award periods under our long-term incentive plans, the estimated pro-rated awards shown in the following scenarios reflect (a) credit for the total number of months of service with us from the start of an eligible award period through the executive’s termination date as a percentage of the total 48-month award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the Named Executive Officers below as a lump sum amount, except in the case of a payment with respect to a termination in connection with a change of control, our practice would be to make the pro-rated payments to executives at the end of each of the four-year award periods once actual performance under the plan is known.

•

Under the terms of our standard form of stock option, restricted share and RSU grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated. In connection with employment termination other than in the context of a change of control of the Company, the Committee has the discretion to determine whether or not to accelerate vesting for these awards. To the extent the Committee would decide to accelerate the vesting dates of any unvested stock options, restricted shares or RSUs for a terminating executive under any of the other scenarios described below, the accelerated stock options are valued at an amount per share equal to the difference between $54.18 and the exercise price per share for each accelerated option grant. The accelerated restricted share awards and RSUs are valued at this same $54.18 share value.

•

Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements with respect to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and nonqualified retirement income plans), (b) health and welfare plans (including post-retirement medical and life insurance coverage), (c) any vested and accrued vacation and (d) any amounts credited to the executives’ accounts under our nonqualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

•

In the termination scenarios described below, we expect that the Committee would provide the executive (or, in the case of death, the estate or surviving spouse, if any) with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for a period of time which would include the year following the year of his or her termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below represent the approximate cost of this benefit based on the amounts reimbursed to each Named Executive Officer during 2012.

Voluntary Resignation or Termination for Cause

An executive is not entitled to receive any additional forms of compensation or benefits, other than any accrued and vested vacation, deferral account balances and vested qualified and nonqualified retirement income, if he or she voluntarily resigns when he or she is not yet eligible for retirement or if his or her employment with us is terminated for cause.

Normal and Early Retirement

Each Named Executive Officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. Consistent with the policy applied to non-executive employees, in the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she would also be treated as a retiree under the programs described below. Messrs. Cutler, Arnold, Fearon, and Gross would have the age and Company service necessary for retirement. Therefore, a projected termination benefit is shown only for these officers. In this scenario the Committee may also exercise its discretion to provide the retiring executive with the following:

•	pro-rated eligibility in the open four-year award periods under our long-term incentive plan;

•

accelerated vesting of the then unvested stock options and (if applicable) restricted share awards and RSUs that would have otherwise vested in the year following the year in which the executive retires; and

•	reimbursement for the costs of income tax return preparation and estate and financial planning assistance for a period that includes the year following the year in which the executive retires.

The amounts are shown for each Named Executive Officer in the following table:

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
A. M. Cutler	$0	$5,250,000	$3,446,395	$0	$52,400	$0	$8,748,795
R. H. Fearon	$0	$1,237,500	$1,410,773	$0	$8,360	$0	$2,656,633
C. Arnold	$0	$1,312,500	$1,151,684	$0	$13,010	$0	$2,477,194
T. S. Gross	$0	$1,312,500	$1,151,684	$0	$25,000	$0	$2,489,184

Involuntary Termination — Not for Cause

In the event of an involuntary termination (not for cause), the Committee would typically provide a Named Executive Officer with the following:

•	severance pay equal to two times the total of his or her base salary and target incentive award under our short-term incentive plan;

•	pro-rated eligibility in any open four-year award periods under our long-term incentive plans in which the officer had participated for at least twenty-four months as of the termination date;

•	continuation of health and welfare benefits for six months;

•	executive outplacement benefits; and

•	an officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive the other pay and benefits outlined under “Normal and Early Retirement.”

These amounts are shown for each Named Executive Officer in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
A. M. Cutler	$5,520,000	$5,250,000	$3,446,395	$16,875	$52,400	$18,000	$14,303,670
R. H. Fearon	$2,699,520	$1,237,500	$1,410,773	$10,958	$8,360	$18,000	$5,385,111
C. Arnold	$2,706,588	$1,312,500	$1,151,684	$8,743	$13,010	$18,000	$5,210,525
T. S. Gross	$2,649,588	$1,312,500	$1,151,684	$11,950	$25,000	$18,000	$5,168,722
M. M. McGuire	$1,817,028	$375,000	$0	$7,441	$6,380	$18,000	$2,223,849

Change of Control

Another scenario under which a Named Executive Officer’s employment may terminate is through a qualifying termination in connection with a change of control of the Company. We have entered into Change of Control Agreements with each of our officers, including the Named Executive Officers, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of stock option, restricted share award and RSU grant agreements, in the case of a change of control of the Company, vesting of all of the executives’ outstanding unvested equity grants would be accelerated. The Change of Control Agreements that we have with our officers contain the following key provisions:

•	The agreement first becomes effective upon a change of control of the Company.

•	For the three years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

•

If, during this three-year period, the successor company terminates the executive officer’s employment other than for “Cause” (which includes the willful and continued failure of the executive to perform his duties, the executive’s conviction of a felony involving dishonesty, or the executive’s willful engagement in gross misconduct which is materially and demonstrably injurious to the Company) or “Disability” or if the executive terminates his or her employment for “Good Reason” (which includes the assignment to the executive of any duties inconsistent in any respect with the executive’s position; failure by the Company to comply with any of the provisions of the Change of Control Agreement (other than inadvertent failure not occurring in bad faith); or the Company requiring the executive to be based at any office or location that differs from what is specified in the Change of Control Agreement; the Company requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the change of control), the executive would receive:

a. A lump sum cash payment equal to the aggregate of (a) any earned but as yet unpaid base salary and short-term and four-year incentive awards for completed incentive award periods, (b) a prorated portion of his or her target long-term incentive opportunity for any open award periods under the four-year plan and (c) the executive’s annual base salary and target incentive opportunity under the short-term plan multiplied by the lesser of three years or the number of years remaining until the executive’s 65th birthday;

b. Continued health and welfare benefits as if the executive’s employment had not been terminated for a period equal to the lesser of two years or the number of years remaining until the executive’s 65th birthday; and

•

To the extent that any payments under the Change of Control Agreements are deferred compensation and the executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as of the date of termination of employment), such payments or other benefits will not be paid or provided before the first business day that is six months after the date of termination of employment.

As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation. We would pay the officer’s legal fees if he or she needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us.

U.S. tax law imposes a 20% excise tax on certain compensation that is contingent on a change of control of the Company. As described on page 38, in October 2011 the Committee determined it was appropriate to eliminate eligibility for tax protection from any new agreements. Although each executive is personally responsible for regular federal, state and local income tax and FICA obligations on this compensation, we have agreed to provide the Named Executive Officers and other officers who executed Change of Control Agreements prior to November 2011 with full tax protection from liability for the 20% excise tax. The effect of the tax protection payment is to ensure that the affected officer receives the same after-tax payments and benefit values that the officer would have received had there been no excise tax. No Named Executive Officers would have been subject to the excise tax in 2012.

Based on the foregoing assumptions, the estimated amounts payable to each Named Executive Officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Tax Protection	Total
A. M. Cutler	$9,216,000	$5,250,000	$7,880,884	$67,498	$52,400	$18,000	$0	$22,484,782
R. H. Fearon	$4,305,024	$1,237,500	$2,946,308	$43,830	$8,360	$18,000	$0	$8,559,022
C. Arnold	$4,348,347	$1,312,500	$2,600,531	$34,970	$13,010	$18,000	$0	$8,327,358
T. S. Gross	$4,225,396	$1,312,500	$2,600,531	$47,801	$25,000	$18,000	$0	$8,229,228
M. M. McGuire	$2,725,542	$750,000	$1,619,336	$29,765	$6,380	$18,000	$0	$5,149,023

Death or Disability

In the event of the death or disability of a Named Executive Officer, the executive or the estate, whichever is appropriate, would receive pro-rated payments for any open four-year award periods under our long-term incentive plan (ESIP). In addition, the Committee could exercise its discretion to accelerate the vesting of the then unvested stock options and restricted shares. These amounts are shown for each Named Executive Officer in the following table:

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
A. M. Cutler	$0	$5,250,000	$7,880,884	$0	$52,400	$0	$13,183,284
R. H. Fearon	$0	$1,237,500	$2,946,308	$0	$8,360	$0	$4,192,168
C. Arnold	$0	$1,312,500	$2,600,531	$0	$13,010	$0	$3,926,041
T. S. Gross	$0	$1,312,500	$2,600,531	$0	$25,000	$0	$3,938,031
M. M. McGuire	$0	$750,000	$1,619,336	$0	$6,380	$0	$2,375,716

2012 DIRECTOR COMPENSATION

Employee directors are not compensated for their services as directors. In 2012, each non-employee Director received an annual cash retainer of $110,000. The Chairs of Board Committees each received an additional annual retainer as follows: Audit Committee, $30,000; Compensation and Organization Committee, $30,000; Finance Committee, $10,000; and Governance Committee, $15,000. Members of the Audit Committee also received a committee retainer of $15,000. In addition, the Lead Director received a fee of $20,000. In October 2012, the Governance Committee determined it was appropriate to increase certain fees paid to Directors to better align with market data for similarly sized companies and because the Board members will be subject to both United States and Irish income taxes. Irish income taxes will be withheld from quarterly fee payments and Directors are responsible for satisfying their own U.S. and Irish Income Tax obligations. Effective January 1, 2013, the annual cash retainer was increased to $132,500. In addition, the Lead Director fee was increased to $30,000 and the Governance and Finance Committee Chair Fees were increased to $20,000. Non-employee directors may defer payment of their fees as described on page 58 in footnote (5) to the table.

Under our Stock Plan as approved by our shareholders, a person who on the grant date (as defined below) is serving as a non-employee director automatically will be granted a number of restricted shares equal to the quotient resulting from dividing (i) the annual retainer in effect on the grant date ($110,000 for 2012), by (ii) the closing price of our shares on the New York Stock Exchange on the Monday immediately preceding the grant date, or if that date is not a trading day on the New York Stock Exchange, the trading day immediately preceding that Monday. The grant date is the fourth Wednesday of each January. Non-employee director restricted shares are subject to terms and conditions, including the vesting schedule, as determined by the Governance Committee. Restricted shares awarded to non-employee directors vest upon retirement, thereby creating a robust holding requirement. No additional stock options or other awards may be granted to our non-employee directors pursuant to any of our other stock plans. We have a policy that prohibits directors from engaging in financial hedging of their investment risk in our shares.

In December 2012, the Governance Committee recommended, and the Board of Directors approved, an amendment to the 2012 Stock Plan to allow the directors to receive Restricted Stock Units in addition to Restricted Stock Awards. The Governance Committee recommended this change to provide additional flexibility in the type of awards Directors may receive and because external market studies confirmed that restricted stock units are the most common type of equity granted to Directors.

The restricted share awards and nonqualified stock options (whether or not exercisable) held by the Directors during the six months preceding and following the Transaction were also subject to the excise tax imposed under section 4985 of the Internal Revenue Code. The Board determined it was appropriate to provide the excise tax and pay a gross up so that on a net after-tax basis, each Director would be in the same position as if no such excise tax had applied. The excise tax did not arise as a result of acceleration of any equity or any amounts that were actually contingent on a change of control. The excise tax and gross up are reported in Column (g).

In December 2012, the Board also adopted the 2013 Non-Employee Director Fee Deferral Plan. This Plan allows non-employee directors to elect to defer fees earned on or after January 1, 2013 at a rate of return which varies depending on whether the director defers the fees as retirement compensation or as short-term compensation. Prior to January 2013, non-employee Directors could elect to defer fees pursuant to the plans described in footnote (5) to the table.

Until December 21, 2009, non-employee directors who were first elected to the Board prior to 1996 and who had at least five years of Board service were eligible to receive an annual benefit under the Eaton Corporation Retirement Plan for Non-Employee Directors (the “Plan”) upon leaving the Board.

On December 21, 2009, in a meeting that did not include members eligible for the retirement benefit, the Board determined that it was in the best interest of the Company to terminate the Plan with regard to non-employee director participants who had not yet retired from the Board and to distribute to each active participant an actuarially determined benefit in the form of a lump sum in cash. The Plan participants who had previously retired from the Board and who currently are owed installment payments will be paid those installments on the dates originally established under the Plan.

Former non-employee directors retain the following benefits during retirement: (i) group term life insurance, with coverage reduced to $33,333; (ii) eligibility for medical (but not dental) coverage; and depending upon length of Board service and age at retirement (iii) the right to exercise stock options until the tenth anniversary of their grant dates. Current and retired non-employee directors are entitled to participate in our gift matching program that is available to all current and retired employees. Under this program we match contributions to qualified charitable organizations dollar-for-dollar up to a maximum of $5,000 in any calendar year.

The table below sets forth the compensation and benefit programs applicable to our non-employee directors for 2012. Mr. Cutler does not participate in any of these compensation and benefit arrangements.

(a)	Fees Earned or Paid in Cash (1) (b)	Stock Awards (2) (c)	Option Awards (3) (d)	Non-Equity Incentive Plan Compensation (4) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5) (f)	All Other Compensation (6) (g)	Total (h)
G. S. Barrett	$125,000	$110,375	$0	$0	$0	$45,030	$280,405
T. M. Bluedorn	$110,000	$110,375	$0	$0	$0	$123,977	$344,352
C. M. Connor	$132,500	$110,375	$0	$0	$0	$787,236	$1,030,111
M. J. Critelli	$125,000	$110,375	$0	$0	$0	$356,078	$591,453
C. E. Golden	$135,000	$110,375	$0	$0	$0	$482,396	$727,771
L. A. Hill	$27,500	$0	$0	$0	$0	$0	$27,500
A. E. Johnson	$125,000	$110,375	$0	$0	$0	$181,815	$417,190
N. C. Lautenbach	$145,000	$110,375	$0	$0	$0	$1,754,672	$2,010,047
D. L. McCoy	$125,000	$110,375	$0	$0	$0	$839,449	$1,074,824
G. R. Page	$155,000	$110,375	$0	$0	$0	$601,233	$866,608
G. B. Smith	$31,250	$0	$0	$0	$0	$0	$31,250
G. L. Tooker	$55,000	$110,375	$0	$0	$0	$11,839	$177,214

(1)	Fees Earned or Paid in Cash includes the total annual cash retainer and where applicable, the Committee Chair retainer, Lead Director fee, and Audit Committee Retainer.

(2)	Reported in the Stock Awards column is the grant date present value of restricted shares awarded to the directors on January 25, 2012. The grant date present value is calculated by multiplying the number of shares granted (2,228) by the closing price of our common shares on the grant date ($49.54). As of December 31, 2012, the following non-employee directors each held 9,590 unvested restricted shares: C.M. Connor, M.J. Critelli, C.E. Golden, A.E. Johnson, N.C. Lautenbach, D.L. McCoy and G.R. Page. T.M. Bluedorn held 6,536 unvested restricted shares. G. S. Barrett held 2,288 unvested restricted shares. L.A. Hill and G. B. Smith joined the Board in December 2012 and did not receive an equity grant in 2012.

(3)	Non-employee directors did not receive stock option grants in 2012. As of December 31, 2012, non-employee directors held the following number of outstanding stock options: C.M. Connor, 32,954; M.J. Critelli, 20,250; C.E. Golden, 26,450; D.L. McCoy, 35,390 and G.R. Page, 35,390. G.S. Barrett, T.M. Bluedorn, L. A. Hill, A.E. Johnson, N.C. Lautenbach and G.B. Smith had no stock options outstanding as of December 31, 2012.

(4)	Non-employee directors do not participate in any of Eaton’s incentive plans and do not receive incentive awards or bonuses.

(5)

As described on page 57, there is no pension in place for non-employee directors. Non-employee directors first elected before 1996 may defer payment of their annual fees, up to $30,000 per year, at an interest rate specified in their deferred compensation agreement. The rate of interest is based upon the number of years from the date of the director’s initial election until the first annual meeting to be held following the director’s 68th birthday and is higher than prevailing market rates. Under a separate deferral plan, all nonemployee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. In 2012, no non-employee directors received above-market earnings on nonqualified deferred compensation.

(6)	For non-employee directors who were initially elected to the Board before 2008, we provide access to certain Health and Welfare benefit arrangements, which include $100,000 of group term life insurance and participation in medical and dental coverage designed to mirror the benefits provided to our employees or (as applicable) retirees. In 2012, no director elected to participate in either the medical or dental plans. All other compensation includes our contributions in 2012 for the group term life insurance and travel accident insurance for the loss of life or limb while traveling on our business; dividends paid to each Director based on the number of unvested restricted shares he or she held; a retirement gift to Mr. Tooker to donate to a charitable organization; and the excise tax and gross up payments related to the excise tax imposed under Section 4985 of the Internal Revenue Code as shown below. Ms. Hill and Mr. Smith did not have any “other” compensation in 2012.

	Dividends on Restricted Shares	Excise Tax and Gross Up	Group Term Life / Travel Accident Insurance	Retirement Gift	Total
G. S. Barrett	$3,478	$41,357	$195		$45,030
T. M. Bluedorn	$9,935	$113,847	$195		$123,977
C. M. Connor	$14,577	$772,464	$195		$787,236
M. J. Critelli	$14,577	$341,306	$195		$356,078
C. E. Golden	$14,577	$467,624	$195		$482,396
A. E. Johnson	$14,577	$167,043	$195		$181,815
N. C. Lautenbach	$14,577	$1,739,900	$195		$1,754,672
D. L. McCoy	$14,577	$824,677	$195		$839,449
G. R. Page	$14,577	$586,461	$195		$601,233
G. L. Tooker	$3,644	$0	$195	$8,000	$11,839

2.	APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZING THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET ITS REMUNERATION

Shareholders are being asked to appoint our independent auditor and to authorize the Audit Committee of our Board of Directors to set the auditor’s remuneration. Appointment of the independent auditor and authorization of the Audit Committee to set its remuneration require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the annual general meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Ernst & Young LLP as our independent auditor to audit our accounts for the fiscal year ending December 31, 2013 and authorize the Audit Committee of the Board to set the auditor’s remuneration.

A representative of Ernst & Young LLP will be present at the annual general meeting to answer any questions concerning the independent auditor’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

The Board of Directors recommends a vote FOR the appointment of Ernst & Young LLP as independent auditor and authorizing the Audit Committee of the Board of Directors to set its remuneration.

3.	APPROVING THE SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

General

Under Section 162(m) of the Internal Revenue Code publicly held companies may not obtain tax deductions for compensation in excess of $1 million paid in any year to the principal executive officer or to any other employee whose total compensation must be disclosed in the proxy statement because they are one of the three highest compensated officers (other than the principal financial officer). An exception to the limit on deductions is for “performance-based” compensation. One of the requirements for compensation to be performance-based is that the shareholders must approve the plan pursuant to which the compensation is paid.

On April 23, 2008, the shareholders of our predecessor, Eaton Corporation, approved the Senior Executive Incentive (“Senior EIC”) Plan, from which we grant annual incentive opportunities to our executives. On February 27, 2013, our Board of Directors adopted the same Plan and approved certain amendments to it. The amendments reflect the change of Plan sponsors from Eaton Corporation to the Company as well as an amendment to the eligibility criteria (as described below), subject to shareholder approval. The purposes of the Senior EIC Plan are to promote profitable Company growth by providing rewards for achieving specified performance goals, recognizing corporate, business unit and individual performance and achievements, and attracting, motivating and retaining superior executive talent. The Senior EIC Plan is intended to meet the requirements of Section 162(m) for performance-based compensation.

Summary of the Plan

The following summary describes the principal terms of the proposed plan. The description of the Senior EIC Plan is qualified by reference to the full text of the plan, which is included as Appendix B to this proxy statement.

Administration.     The Senior EIC Plan will be administered by the Compensation and Organization Committee of the Board of Directors (the “Committee”). In administering the Senior EIC Plan, the Committee will approve the goals, eligibility to participate, target bonus awards, actual bonus awards, timing of payments and other actions necessary for the administration of the Senior EIC Plan.

Eligibility.     The plan is being amended to provide that the individuals eligible to participate in the Senior EIC Plan would consist of the Chief Executive Officer and other senior executives as selected by the Committee. Prior to this amendment, participation was limited to the Chief Executive Officer and his direct reports. Employees who participate in the Senior EIC Plan will not participate in our annual Executive Incentive Compensation Plan.

Establishment of Incentive Opportunities.     On or before March 30 of each year, the Committee will establish in writing objective performance goals to be used in determining the total bonus “pool” available under the Senior EIC Plan. The bonus pool will be a dollar amount calculated by reference to specified levels of, or growth in, any one or more of the following “corporate performance goals”: earnings per share, operating earnings per share, total return to shareholders, total revenue, net income, net income before tax, return on equity, return on assets, cash flow return, or cash flow return on gross capital.

On or before March 30 of each performance year, the Committee will also assign a percentage share of the bonus pool to each participant in the Senior EIC Plan which will be the maximum amount that a participant can receive under the Senior EIC Plan for that year. No participant will be assigned a percentage share worth more than $7,500,000.

Each year the Committee will also establish performance goals for each participant, which may contain corporate, business unit and individual performance objectives. Whether or not a participant will receive all or any part of the percentage share assigned to him or her will be based on the achievement of the individual goals and the corporate and business unit financial and strategic objectives established for that year.

Award Determinations.     After the end of each performance year, the Committee will certify in writing whether and to what extent the goals have been achieved. The Committee will determine the total bonus pool and each participant’s bonus based on the level of achievement under the corporate performance goals. At that time, the Committee will also assess each participant’s performance against the individual goals established for that participant. Based on this assessment, the Committee will determine whether or not to award the entire bonus or a lesser amount with respect to each participant. In no event will the bonus be greater than the portion of the bonus pool allocated to the participant.

Other Matters.     Awards granted under the Senior EIC Plan are subject to a policy adopted by our Board of Directors which provides that if, in the Board’s determination, an executive engaged in any fraud, misconduct or other bad-faith action which, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Please see page 39 for further information concerning the policy.

Payments.     Awards under the Senior EIC Plan will be paid in cash not later than March 15 of the year following the performance year, but the awards may be voluntarily deferred by the participant under our Deferred Incentive Compensation Plan II.

Federal Income Tax Consequences

Under present federal income tax law, a participant in the Senior EIC Plan will be taxed at ordinary income rates on the amount of any payment received pursuant to the Senior EIC Plan. Generally, and subject to the provisions of Section 162(m), we will receive a federal income tax deduction corresponding to the amount of income recognized by a participant in the Senior EIC Plan.

Vote Required

The affirmative vote of the holders of a majority of our outstanding ordinary shares is required to approve the Senior EIC Plan. If the amended plan is approved by shareholders, it will apply to award periods beginning on or after January 1, 2013. If the Senior EIC Plan is not approved by the shareholders, no awards will be paid under the plan for award periods beginning on or after January 1, 2013.

The Board of Directors recommends a vote FOR the approval of the Senior Executive Incentive Compensation Plan.

4.	APPROVING THE EXECUTIVE STRATEGIC INCENTIVE PLAN

General

On April 23, 2008, the shareholders of our predecessor, Eaton Corporation, also approved the Executive Strategic Incentive Plan (“ESIP”), from which we grant long-term incentive opportunities to our executives. On February 27, 2013, our Board of Directors also adopted the same Plan and approved certain amendments to it. They reflect the change of Plan sponsors from Eaton Corporation to the Company. Eaton Corporation has maintained ESIP for many years in order to provide key senior executives with incentives to achieve demanding long-term corporate objectives and in order to attract and retain executives of outstanding ability.

Under Section 162(m) of the Internal Revenue Code publicly held companies may not obtain tax deductions for compensation in excess of $1 million paid in any year to the principal executive officer or to any other employee whose total compensation must be disclosed in the proxy statement because they are one of the three highest compensated officers (other than the principal financial officer). An exception to the limit on deductions is for “performance-based” compensation. One requirement for compensation to qualify as performance-based is that our shareholders must approve the plan pursuant to which the compensation is paid.

Summary of the Plan

The following summary describes the principal terms of ESIP as amended. The description of the plan is qualified by reference to the full text of the amended and restated plan, which is included as Appendix C to this proxy statement.

Administration.     ESIP is administered by the Compensation and Organization Committee. In administering ESIP, the Committee approves the goals, eligibility to participate, target awards, actual awards, timing of payments and other actions necessary for the administration of the plan.

Eligibility.     The individuals eligible to participate in ESIP consist of the Chief Executive Officer and other senior executives as selected by the Committee (currently, a total of approximately 130 individuals).

Establishment of Incentive Opportunities.     Participant incentive targets will be expressed in the form of Phantom Share Units which will be determined by: (a) first establishing in writing an individual incentive amount in cash for each participant within the first 90 days of each Award Period and (b) then dividing the individual incentive amount by the average mean of the high and low prices for our ordinary shares for the first twenty trading days of each Award Period. No participant may receive an award for more than 400,000 Phantom Share Units for any Award Period (adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 28, 2011 to shareholders of record as of the close of business on February 7, 2011).

On or before March 30 of each year, the Committee will establish in writing threshold, target, and maximum performance objectives for the Award Period that begins on January 1st of that year. The performance objectives will consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the specified performance criteria.

Award Determinations.    For each Award Period, final individual Phantom Share Unit Awards may range from 0% to 200% of the number of Phantom Share Units initially awarded to the participant based on the level of achievement under the performance objectives. The final Award will be converted to cash at a market value of our ordinary shares using the average mean of the high and low prices for the ordinary shares for the final twenty trading days of the Award Period. Each participant will be credited with a dividend equivalent amount equal to the aggregate dividends paid during the Award Period on a number of Company shares equal to the number of Phantom Share Units finally awarded to the participant for that Award Period. The dividend equivalent amount will be paid to the participant in cash at the time the Award is paid.

Payments.     Awards under ESIP will be paid in cash not later than March 15th following each Award Period, but the award may be voluntarily deferred by the participant under one of our applicable deferral plans.

Pro-rata Payments.     Awards will be contingent on the participant’s continued employment by the Company or its subsidiaries during each Award Period, except for termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment under the foregoing exceptions, awards will be prorated for the length of service during each Award Period with the prorated amount calculated as described above under “Award Determinations” and paid as described above under “Payments.”

Other Matters.     Awards granted under ESIP are subject to a policy adopted by our Board of Directors which provides that if, in the Board’s determination, an executive engaged in any fraud, misconduct or other bad-faith action which, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board. Please see page 39 for further information concerning the policy.

Vote Required

The affirmative vote of holders of a majority of our outstanding ordinary shares will be required to approve ESIP. If the amended plan is approved by shareholders, it will apply to award periods beginning on or after January 1, 2013. If ESIP is not approved by the shareholders, no awards will be paid under the plan for award periods beginning on or after January 1, 2013.

The Board of Directors recommends a vote FOR the approval of the Executive Strategic Incentive Plan.

5.	ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act of 1934, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our Named Executive Officers as disclosed in this proxy statement. Following our 2011 annual meeting of shareholders, the Board of our predecessor company, Eaton Corporation, determined that the Company will hold an advisory vote to approve the Company’s executive compensation on an annual basis until the next required vote on the frequency of such advisory votes, or until the Board of Directors otherwise determines that a different frequency for such votes is in the best interests of the Company’s shareholders. Accordingly, unless the Board determines to change the frequency of such votes, the next advisory vote to approve the Company’s executive compensation will occur at the 2014 annual general meeting of shareholders.

As described in detail under the heading “Advisory Approval of the Company’s Executive Compensation” within the Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate, reward and retain our Named Executive Officers, who are critical to the success of our Company. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased shareholder value. Please read the Compensation Discussion and Analysis beginning on page 20 for additional details about our executive compensation programs, including information about the 2012 compensation of our Named Executive Officers.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. The Committee is comprised solely of independent directors committed to apply sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation Tally Sheets, compensation data of peer companies, shareholder feedback, and reports from proxy advisory agencies, when making decisions regarding target compensation opportunities, and the delivery of awards to our elected officers, including the Named Executive Officers.

On average, 83% of our Named Executive Officers’ compensation is performance-based. Our plans deliver awards below target, or none at all, when Company performance does not meet threshold levels. Our executive compensation incentive programs are intended to deliver target awards when our performance aligns with the Peer Group median performance and awards that exceed 150% of target when our performance is at or above the top quartile of our Peer Group.

Other features of our compensation programs for executives include share ownership requirements ranging from one-time base salary for our general managers to six-times base salary for our CEO; incentive plan payout caps designed to prevent the potential for unintended windfalls; a compensation clawback policy that allows us to recover incentive compensation in case of employee misconduct that causes the need for a material restatement of financial results; and the fact that we do not have employment contracts with any of our salaried U.S. employees, including the Named Executive Officers.

We believe that our executive compensation design and strategy, as guided by the principles above, is a critical factor in motivating our executives to seek innovative solutions which contribute to the Company’s continued success. We strongly encourage you to review the Compensation Discussion and Analysis and compensation tables in this proxy statement for detailed information on the extensive processes and factors the Committee considers when establishing performance and pay targets and in making decisions regarding actual payments from our short- and long-term performance based incentive plans. In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2013 Annual General Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s proxy statement for the 2013 annual general meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory, and therefore not binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution on executive compensation.

6.	AUTHORIZATION OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY TO MAKE OVERSEAS MARKET PURCHASES OF COMPANY SHARES

Under Irish law, neither the Company nor any subsidiary of the Company may make market purchases of the Company’s shares without shareholder approval. (For Irish companies listed on the New York Stock Exchange, the Irish Companies Act defines market purchases as “overseas market purchases.”)

On November 29, 2012, the shareholders of the Company authorized the Company and any of its subsidiaries (the “Authorization”) to acquire up to a maximum in aggregate of 40,000,000 fully paid ordinary shares of the Company provided that the total aggregate number of shares to be purchased by subsidiaries of the Company together with the total number of shares to be purchased by the Company, whether by way of a redemption or otherwise, shall not exceed the maximum amount as determined by the Board of Directors of the Company (or any duly constituted subcommittee thereof).

In connection with the acquisition of Cooper Industries plc by the Company on November 30, 2012, the Company, by way of resolution of the Board of Directors, assumed in respect of the Company’s ordinary shares, the terms of the common share repurchase program previously approved by the Board of Directors of Eaton Corporation on September 28, 2011 and thereby authorized the purchase of up to 20 million ordinary shares, not to exceed an aggregate purchase price of $1.25 billion.

The terms of the Authorization set a maximum and minimum price to be paid for any Company share, such amount being 120% and 70%, respectively, of the closing price on the New York Stock Exchange for that Company share on the day preceding the day on which the relevant Company share is purchased by the Company and/or the subsidiary, as appropriate.

Accordingly, as the 2013 Annual General Meeting is the first shareholder meeting of the Company since the Company’s listing on the New York Stock Exchange, shareholders are being asked to renew the authority granted to the Company and any of its subsidiaries on November 29, 2012 to make overseas market purchases. If adopted, this authority will expire at the close of business on July 24, 2014 unless renewed at the Annual General Meeting in 2014. We expect to propose renewal of this authorization at subsequent annual general meetings.

Such purchases would be made only at price levels that the Board of Directors considered to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries of the Company would not be able to make overseas market purchases of the Company’s shares.

In order for the Company or any of its subsidiaries to make overseas market purchases of the Company’s ordinary shares, such shares must be purchased on a “recognized stock exchange.” The New York Stock Exchange, on which the Company’s ordinary shares are listed, is specified as a recognized stock exchange for this purpose by Irish law. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.

The text of the resolution in respect to this proposal is as follows:

RESOLVED that the Company and any subsidiary of the Company (as defined by section 155 of the Companies Act 1963) is hereby generally authorized to make market purchases (as defined by section 212 of the Companies Act 1990) and overseas market purchases of ordinary shares in the Company on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the provisions of the Companies Act 1990 and to the following provisions:

(a)	The maximum number of shares authorized to be acquired by the Company and / or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 40,000,000 ordinary shares, par value US$0.01 each, provided that the total aggregate number of ordinary shares to be purchased by subsidiaries of the Company together with the total number of ordinary shares to be purchased by the Company whether by way of a redemption or otherwise shall not exceed the maximum amount as determined by the Board of Directors of the Company (or any duly constituted subcommittee thereof).

(b)	The maximum price to be paid for any ordinary share shall be an amount equal to 120% of the closing price on the New York Stock Exchange for that ordinary share on the day preceding the day on which the relevant share is purchased by the Company (and / or the subsidiary as appropriate).

(c)	The minimum price to be paid for any ordinary share shall be an amount equal to 70% of the closing price on the New York Stock Exchange for that ordinary share on the day preceding the day on which the relevant ordinary share is purchased by the Company (and / or the subsidiary as appropriate).

(d)	This general authority will be effective from the date of passing of this resolution and will expire at the close of business on July 24, 2014, unless renewed at the Company’s annual general meeting for 2014, and unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 215 of the Companies Act 1990. The Company or any such subsidiary may, before such expiration enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiration and may complete any such contract as if the authority conferred hereby had not expired.

The Board of Directors recommends a vote FOR the proposal to authorize the Company or any subsidiary of the Company to make overseas market purchases of Company shares.

7.	AUTHORIZATION OF THE PRICE RANGE AT WHICH EATON CAN REISSUE SHARES THAT IT HOLDS AS TREASURY SHARES

Under Irish company law, our shareholders must authorize the price range at which we may reissue any shares held as treasury shares. Shares are held as treasury shares when they are repurchased by the Company as described above. On November 29, 2012, the shareholders of the Company resolved that the maximum reissue price at which any treasury shares for the time being held by the Company may be issued off-market shall be an amount equal to 100% of the closing price on the New York Stock Exchange for that share on the day preceding the day on which the relevant share is purchased by the Company, and the minimum price at which a treasury share may be reissued off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme or any option schemes operated by the Company or, in all other cases, an amount equal to 50% of such closing price. In this proposal, the existing authority will be varied such that the reissue price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.

The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be reissued are 50% (except in cases of issuances under equity compensation plans, in which cases such minimum price is $0.01 per share) and 100%, respectively, of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance. Any reissuance of treasury shares will be at price levels that the Board of Directors considers in the best interests of our shareholders.

The text of the resolution in respect to this proposal (which is proposed as a special resolution) is as follows:

RESOLVED that, for the purposes of section 209 of the Companies Act 1990, the re-issue price range at which any treasury shares (as defined by section 209 of the Companies Act) for the time being held by the Company may be issued off-market shall be as follows:

(a)	The maximum price at which a treasury share may be re-issued off-market shall be an amount equal to 100% of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

(b)	The minimum price at which a treasury share may be re-issued off-market shall be the nominal value of the share where such a share is required to satisfy an obligation under an employee share scheme or any option schemes operated by the Company or, in all other cases, an amount equal to 50% of the average closing price per ordinary share of the Company, as reported by the New York Stock Exchange, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED that the re-issue price range as determined by the preceding paragraphs shall expire eighteen months from the date of the passing of this resolution unless previously varied, revoked or renewed in accordance with the provisions of Section 209 of the Companies Act 1990.

The Board of Directors recommends a vote FOR the proposal to authorize the price range at which Eaton can reissue shares that it holds as treasury shares.

8.	OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by us to have reported owning beneficially more than 5% of our ordinary shares and the equity ownership in the Company held by each director and Named Executive Officer and all of our directors and executive offices as a group, as of the most recent practicable date.

Name and Address of Beneficial Owner	Number of Ordinary Shares		Percent of Class

BlackRock Inc. 40 East 52nd Street New York, NY 10022	28,658,093	(1)	6.19%
Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	31,043,862	(2)	6.67%

(1)	BlackRock Inc. has filed with the Securities and Exchange Commission a Schedule 13G dated January 30, 2013, which reports the beneficial ownership of 28,658,093 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2012. As reported in the Schedule 13G, BlackRock Inc. and such affiliated entities and individuals have sole power to vote or direct the vote of 28,658,093 shares, and sole power to dispose or to direct the disposition of 28,658,093 shares.

(2)	Wellington Management Company, LLP has filed with the Securities and Exchange Commission a Schedule 13G dated February 14, 2013, which reports the beneficial ownership of 31,043,862 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2012. As reported in the Schedule 13G, Wellington Management and such affiliated entities and individuals have shared power to vote or direct the vote of 8,792,316 shares, and shared power to dispose or to direct the disposition of 31,043,862 shares.

The following table shows the beneficial ownership, reported to us as of December 31, 2012, of our ordinary shares by each director, each Named Executive Officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans and restricted share units granted under our stock plans that vest within 60 days. L.A. Hill and G.B. Smith joined the Board in December 2012 and did not receive an equity grant in 2012.

TITLE OF CLASS: ORDINARY SHARES

Name of Beneficial Owner	Number of Shares Owned (1,2)		Percent of Class (3)	Deferred Share Units (4)	Restricted Share Units	Total Number of Shares

C. Arnold	419,719	(5)		0	19,329	439,048
G. Barrett	4,288			—	—	4,288
T. M. Bluedorn	6,536			0	0	6,536
C. M. Connor	45,604			23,470	0	69,074
M. J. Critelli	118,816			—	—	118,816
A. M. Cutler	1,986,355	(5, 6)		—	61,103	2,047,458
R. H. Fearon	568,662			—	18,911	587,573
C. E. Golden	37,040			8,539	—	45,579
T. S. Gross	280,758	(5)		—	19,329	300,087
L. A. Hill	7,410			—	0	7,410
A. E. Johnson	9,590			—	—	9,590
N. C. Lautenbach	82,738			69,923	—	152,661
D. L. McCoy	80,326			24,931	—	105,257
M. M. McGuire	193,108	(5)		6,670	10,682	210,460
G. R. Page	63,830			10,497	—	74,327
G. B. Smith	10,671			—		10,671

All Directors and Executive Officers as a Group	4,187,353		1.1%

(1)	Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2)	Includes shares which the person has the right to acquire within 60 days after December 31, 2012 upon the exercise of outstanding stock options as follows: C. Arnold, 294,993; C. K. Brabander, 4,075; C.M. Connor, 32,954; M.J. Critelli, 20,250; A.M. Cutler 1,409,893; R. H. Fearon, 303,593; C.E. Golden, 26,450; T.S. Gross, 233,793; M.M. McGuire, 156,042; D.L. McCoy, 35,390; T.E. Moran, 8,841; G.R. Page, 35,390; B.K. Rawot, 114,499 and all directors and executive officers as a group 2,676,163.

(3)	Each of the individuals listed holds less than 1% of outstanding ordinary shares.

(4)	For a description of these units, see page 49 under “2012 Nonqualified Deferred Compensation” and footnote (5) to the “Director Compensation” table on page 58.

(5)	Includes shares held under the Eaton Savings Plan as of December 31, 2012.

(6)	Includes shares held jointly or in other capacities, such as by trust or spouse.

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2012, relating to our equity compensation plans pursuant to which grants of options, restricted shares, restricted share units, deferred compensation units or other rights to acquire our ordinary shares may be granted from time to time.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by security holders(1)	14,065,058	(3)	$39.45	(5)	20,794,476
Equity compensation plans not approved by security holders(2)	488,995	(4)	N/A		N/A
Total	14,554,053		$39.45	(5)	20,794,476

(1)	Includes Company stock plans, each of which have been approved by the shareholders. For a description of these plans, please see the “Equity Grants” section of the Compensation Discussion and Analysis beginning on page 33.

(2)	These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II, none of which are considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “2012 Nonqualified Deferred Compensation” on page 49 and footnote (5) to the “Director Compensation” table on page 58.

(3)	Includes an aggregate of 10,757,276 stock options with a weighted average exercise price of $39.45 and a weighted average remaining life of 4.2 years, and 3,307,782 restricted share awards and units.

(4)	Represents shares underlying phantom share units, payable on a one-for-one basis, credited to accounts under the deferral plans listed in footnote (2) above.

(5)	The weighted average exercise price of outstanding stock options excludes restricted share units and deferred compensation share units because they have no exercise price.

As described under “2012 Nonqualified Deferred Compensation” on page 49, executives may elect to defer receipt of their earned cash bonuses under the annual or long-term incentive plans. These deferred amounts are invested as Company share units and valued at the then current fair market value under the Deferred Incentive Compensation Plan II or the Incentive Compensation Deferral Plan II, whichever plan is applicable. We do not provide any share or cash match with respect to the deferred amounts under these plans, nor do we allow executives to defer the receipt of shares earned under any of our Stock Plans. Likewise, non-employee directors may elect to have their fees paid in cash invested as share units which are valued at the then current fair market price under the 2005 Non-Employee Director Fee Deferral Plan or, for fees earned on or after January 1, 2013, the 2013 Non-Employee Director Fee Deferral Plan. We do not provide any share or cash match with respect to the directors fees deferred under these plans, nor do we allow directors to defer the receipt of shares earned under any of our Stock Plans. Because the amount of these cash bonuses and directors fees are determined under specific processes described in this proxy statement, the number of share units credited and shares received under these deferral plans is limited. The share units described herein are not expensed by the Company because they are not considered equity compensation for the purposes of SFAS 123(R). Please see the disclosure on page 49 concerning the termination of certain of these deferral plans.

Section 16(a) Beneficial Ownership Reporting Compliance — Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports of holdings and transactions in the Company’s equity securities with the Securities and Exchange Commission. The Company assists its directors and executive officers by completing and filing these reports electronically on their behalf. The Company believes that its directors and executive officers timely complied with all such filing requirements for 2012.

Future Shareholder Proposals — Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual general meeting must do so on a timely basis. In order to be included in the proxy statement for the 2014 annual general meeting, proposals must relate to proper subjects and must be received by the Company Secretary, Eaton Corporation plc, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, by November 16, 2013. Any shareholder proposal that is not submitted for inclusion in the proxy statement but is instead sought to be presented directly at the 2014 annual shareholders meeting must be received by the Company Secretary at the address listed above no earlier than December 15, 2013 and no later than January 14, 2014. Securities and Exchange Commission rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

Householding — Unless you or another shareholder at your mailing address advised otherwise, if you and other residents at your mailing address share the same last name and own Eaton ordinary shares, we delivered a single copy of the proxy statement and 2012 annual report to shareholders to your address. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves printing and postage costs, and helps the environment. Shareholders who participate in householding will continue to receive separate proxy cards. We will deliver promptly, upon written or telephone request, a separate copy of the proxy statement and 2012 annual report to shareholders to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy materials now or in the future should submit this request in writing to Eaton Corporation plc, Attention: Company Secretary, 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, or contact our Investor Relations department by telephone at 440-523-4205. Shareholders of record sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Eaton ordinary shares and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of these documents be mailed to all shareholders at the shared address.

By order of the Board of Directors

Thomas E. Moran

Senior Vice President and

Secretary

March 15, 2013

Appendix A

EATON CORPORATION plc

Board of Directors Governance Policies

Last Revised: October 23, 2012

Last Adopted: November 27, 2012

I.    BOARD ORGANIZATION AND COMPOSITION

A.  Size and Structure of Board. The size of the Board should be in the range of 9-15. Only one Director should be an employee of the Company. The Board believes that it is desirable for all Directors to stand for election at each Annual Shareholders Meeting.

B.  Director Independence. Except for any Director who is a Company employee, all Directors should be independent. A Director will be considered independent if the Director meets the criteria set forth in the independence standards of the New York Stock Exchange and the independence criteria adopted by the Company’s Board of Directors.

C.  Director Tenure. Toward the end of a Director’s term, the Board of Directors, with the advice of the Governance Committee, reviews the Director’s candidacy for re-election. In advising the Board, the Governance Committee considers, among other things, (i) the results of a peer review of the Director’s performance by all other outside Directors, (ii) self-evaluation by the Director, (iii) input by the Chairman and Chief Executive Officer relating to the Director’s performance, (iv) input by the Chair of each Board Committee on which the Director serves and (v) the Governance Committee’s assessment of the Director’s skills, talents, competencies and experience in comparison with the Company’s strategy and the anticipated needs of the Board. There is no limit to the number of terms a Director may serve. However, the Board’s retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director’s 72nd birthday and for the Chairman and Chief Executive Officer to retire from the Board when he or she retires as an employee, no later than the end of the month in which he or she reaches age 65. Directors who retire from their employment, change their employment or occupation, or otherwise make a material change in their non-Eaton responsibilities should tender their resignation from the Board of Directors. The Board, with the advice of the Governance Committee, will then decide whether to accept the resignation.

D.  Membership on Other Boards. Each Director is responsible to notify the Chair of the Governance Committee before accepting invitations to join other Boards of Directors. The Governance Committee then determines whether there would be any potential concerns with the Director’s doing so. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors’ effectiveness at risk. Directors who are Chief Executive Officers of publicly-held companies may serve on a maximum of three public company Boards, including the Company’s Board. Other Directors may serve on a maximum of six public company Boards, including the Company’s Board.

E.  New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company’s governance activities. Among the most salient strengths to be considered are personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company’s objectives, and a sensitivity to the Company’s corporate responsibilities. In deciding upon Director candidates to recommend to the Board, the Governance Committee compares each candidate’s skills, talents, competencies and experience to the Company’s strategy and the anticipated needs of the Board. The Committee takes into account input from all Directors in the review of Director candidates. The initial screening of Director candidates is conducted by the Chair of the Governance Committee in consultation with the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F.  The Positions of Chairman and Chief Executive Officer. The Board recognizes that the determination of the leadership structure for the Company is a critical decision. Currently, the positions of Chairman of the Board and Chief Executive Officer are held by the same person. The Board believes that this structure provides the most efficient and effective leadership model for the Company at the present time. The Board will evaluate this leadership structure periodically, including when a new Chief Executive Officer is elected.

G.  Lead Director. The Board has an independent Lead Director. The Lead Director has specific responsibilities, including chairing meetings of the Board at which the Chairman is not present, including Executive Sessions of the Board, approving the agenda and schedule for Board meetings on behalf of the independent directors, approving information sent to the Board, serving as liaison between the Chairman and the independent directors, and being available for consultation and direct communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors, and to retain outside advisors who report directly to the Board of Directors.

II.    COMMITTEE COMPOSITION AND LEADERSHIP

A.  Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B.  Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director’s Committee assignments approximately every four to six years, except that, for continuity, Committee Chairs normally continue on their Committees for up to ten years. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C.  Committee Descriptions. Committees of the Board include: the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in their charters, which are posted on the Company’s web site. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee is chaired by the Chairman and Chief Executive Officer. Each of the non-employee Directors serve rotating four-month terms on the Committee.

III.    PERFORMANCE ASSESSMENT AND SUCCESSION PLANNING

A.  Board and Committee Assessments . Performance self-assessments are conducted annually by the Board and the Audit, Compensation and Organization, Finance and Governance Committees.

B.  Outside Director Performance Assessment. A thorough performance assessment of each outside Director is conducted when the Director is considered for re-election as described in Section I (C) of these Policies.

C.  Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is thoroughly assessed annually by the Compensation and Organization Committee, taking into account input from all outside Directors. Key performance and leadership categories are established. As to each category, each outside Director answers a set of specific questions, provides written comments, suggests opportunities for improvement, and comments on individual strengths. An external third party consolidates the feedback and provides a summary report to the Chair of the Compensation and Organization Committee who, in turn, reviews it with the outside Directors. The Chair of the Committee then reviews the report with the Chairman and Chief Executive Officer.

D.  Chief Executive Officer Succession Planning. It is the policy of the Board to be adequately prepared to deal with Chief Executive Officer succession, should the need arise, whether via emergency, resignation, retirement or termination. The Board has established several processes that work together to achieve this result. The Chief Executive Officer annually leads a formal discussion with the Board to review all key executives, including each executive’s performance, leadership attributes and readiness to assume additional responsibility. The Board also utilizes the annual review to discuss short- and long-term succession planning and emergency succession issues. By focusing on both the short and the long term, the Board identifies specific individual development needs, that are then communicated to each executive by the Chief Executive Officer in annual performance reviews and ongoing coaching sessions. In addition to the annual review, the Board feels it is important for each Director to interact personally and frequently with the key executives. For this purpose, the Board has established a formal process for each Director to meet with key executives individually so that all Directors are able to evaluate first-hand the executive’s readiness and potential to assume greater responsibility within the Company or to step into the Chief Executive Officer role, if needed.

E.  Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company’s senior management is well qualified to conduct the Company’s business affairs. The Board’s process begins with an assessment by the Chairman and Chief Executive Officer of all officers on the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his or her assessment of each officer’s performance and his or her thoughts on succession planning. The Board of Directors takes these thoughts into account in its evaluation and direction of succession planning, especially in regard to the position of Chief Executive Officer.

IV.    OPERATION OF THE BOARD AND COMMITTEES

A.  Director Responsibilities. The Board expects all Directors to fulfill the following basic responsibilities: (1) attend all meetings of the Board, relevant Board Committees and Annual Shareholders Meetings, (2) participate actively in meetings of the Board and relevant Board Committees after review of materials that are provided to the Directors in advance of meetings, (3) act in a manner consistent with the best interests of the Company and its shareholders (avoiding conflicts of interest that would interfere with their doing so) and (4) exercise proper diligence and business judgment in performing their duties as members of the Board and its Committees.

B.  Agendas and Background Information. A proposed Agenda for each meeting of a Board Committee is drafted on the basis of the Committee’s annual calendar, approved by the Committee Chair and sent to the Committee members in advance of the meeting, along with background information on important subjects, advance copies of presentation materials, and proposed resolutions. Similarly, a proposed Agenda for each meeting of the Board is drafted, approved by the Chairman and Chief Executive Officer and the Lead Director, and sent to all Directors in advance of the meeting, along with background information on important subjects, proposed resolutions, and advance copies of presentation materials. Any Board or Committee member may ask for additions or changes in the Agenda.

C.  Access to Management and Independent Advisors. Directors should request from management, or any other sources they may desire, information that they consider helpful in the performance of their duties. The Board and each Board Committee may retain independent legal counsel, consultants or other advisors as the Board or such Committee deems necessary and appropriate, the cost of which is borne by the Company.

D.  Executive Sessions. At each Board meeting, the Board holds an executive session, in which only the Directors are present. The Directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange also meet in executive session at each Board meeting, without the inside Director present, to discuss whatever topics they may deem appropriate. These executive sessions are chaired by the Lead Director. In addition, at each meeting of the Audit, Compensation and

Organization, Finance and Governance Committees, an executive session is held, which is attended only by the Committee members, all of whom are independent Directors, without any members of the Company’s management present, to discuss whatever topics they may deem appropriate.

E.  Board Meetings on Strategic Planning. The Board devotes one extended meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company’s strategic objectives and its relative performance among its peers.

F.  Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Director to be absent from certain Committee meetings.

G. Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting, together with the minutes of the prior Board meeting.

H.  Company Spokesperson. The Board of Directors has delegated to the Chairman and Chief Executive Officer, or his or her designees, the responsibility to serve as Company spokesperson.

I. Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary, and information relating to the Board Committees that the Director will join.

J.  Continuing Education for Directors. The Governance Committee reviews the continuing education needs of the Directors relating to their roles and responsibilities as members of the Board and its Committees. All Directors are expected to stay well informed on relevant issues to maximize their effectiveness.

V.    COMPENSATION OF OUTSIDE DIRECTORS

A.  Director Compensation. The Board of Directors with the advice of its Governance Committee determines the compensation of the outside Directors. The form and amount of Director compensation are intended to be competitive with Director compensation at peer companies, appropriate to the time and energy required of the Directors (as members of the Board and as members or Chairs of Board Committees) and consistent with the Directors’ independence from the Company and its management.

B.  Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate.

C.  Restricted Shares. Each outside Director annually receives a number of restricted shares of the Company equal in value to the amount of the Director’s annual retainer.

D.  Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to five times the amount of the outside Directors’ annual retainer. Upon election to the Board, the first five annual restricted share grants to outside Directors, or a combination of purchased shares of Eaton stock, annual restricted share grants and deferred share grants totaling five times the annual retainer must be held until retirement from the Board.

VI.  GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended by the Board of Directors from time to time.

Appendix B

SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

1.	Purpose. This document sets forth the annual incentive plan applicable to certain employees of Eaton Corporation plc (the “Company”) and its directly and indirectly controlled subsidiaries (the Company and such subsidiaries being referred to herein collectively as “Eaton”), including those Eaton executive officers whose annual incentive compensation for any taxable year the Committee (hereafter defined) anticipates would not be deductible due to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This plan, as amended and restated, is hereinafter referred to as the “Plan.”

The Plan is designed to promote the profitable growth of Eaton by:

a.	Providing rewards for achieving specified performance goals.

b.	Recognizing corporate, business unit and individual performance and achievement.

c.	Attracting, motivating and retaining superior executive talent.

2.	Administration. The Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the “Board”) of the Company, or by any other committee of the Board to whom this authority is delegated by the Board (the “Committee”). The Committee shall be comprised exclusively of three or more directors who are not employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee will approve the goals, participation, target bonus awards, actual bonus awards, timing of payment and other actions necessary to the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them. The provisions of the Plan are intended to ensure that all awards granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) qualify for the Section 162(m) exception for performance-based compensation, and all awards and the Plan shall be interpreted and operated consistent with that intention.

3.	Participation. Any Eaton executive officer designated by the Committee in its sole discretion shall be eligible to participate in the Plan. An employee participating in the Plan shall not participate in Eaton’s Executive Incentive Compensation Plan.

4.	Establishment of Incentive Opportunities.

a.	On or before March 30 of each year, the Committee shall establish in writing performance goals (the “Corporate Performance Goals”) to be used in determining an aggregate amount to be distributed under the Plan (the “Aggregate Incentive Opportunity”). The Aggregate Incentive Opportunity will be a dollar amount calculated by reference to specified levels of, growth in, or ratios involving, the Corporate Performance Goals, which may include any one or more of the following: the Company’s earnings per share, operating earnings per share, total return to shareholders, cash flow return, cash flow return on gross capital, net income, net income before tax, return on equity, or return on assets. The Corporate Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of any subsidiary, division, department, or region of, or function in, the Company. The Corporate Performance Goals may be made relative to the performance of other corporations.

b.	On or before March 30 of each year, the Committee will establish in writing a percentage share of the Aggregate Incentive Opportunity to each participant (the “Individual Incentive Opportunity”). The sum of all Individual Incentive Opportunities will not exceed 100% of the Aggregate Incentive Opportunity. No participant will be assigned an Individual Incentive Opportunity greater than $7,500,000.

c.	The method to determine the Aggregate and Individual Incentive Opportunities shall be stated in terms of objective formulas that preclude discretion to increase the amount of the award that would otherwise be due upon attainment of the goals. No provision of the Plan shall preclude the Committee from exercising negative discretion to reduce any award hereunder.

d.	A participant’s Individual Incentive Opportunity in any year is the maximum amount that the participant may receive under the Plan in that year. Whether or not a participant will receive all or any portion of his or her Individual Incentive Opportunity will be based on the achievement of corporate and business unit financial and strategic objectives established for the year (which may be based on the Corporate Performance Goals selected for the year, any of the other performance goals listed above) and on the achievement of individual goals (collectively, the “Individual Performance Goals”).

5.	Award Determination.

a.	At the end of each year, the Committee will determine the Aggregate Incentive Opportunity based on the results of the Corporate Performance Goals. The Committee will certify in writing whether and to what extent the goals have been achieved.

b.	At the end of each calendar year, the Committee will assess each participant’s performance against the Individual Performance Goals established for each participant. Based on this assessment, the Committee will determine whether or not to award the entire Individual Incentive Opportunity or a lesser amount. In no event will the Individual Incentive Opportunity be greater than the portion of the Aggregate Incentive Opportunity allocated to the participant.

c.	Awards shall be paid under the Plan for any year solely on account of the attainment of the performance goals established by the Committee for the entire year. Awards shall also be contingent on continued employment by Eaton during the entire year. Exceptions to the requirement of continued employment will apply in the event of termination of employment by reason of death or disability (as determined by the Committee). In the event of termination of employment for these reasons, awards for any incomplete performance year shall be prorated for the amount of service by the participant during the performance year and shall be payable to the participant (or his or her estate) at the same time as awards for such performance year are paid to the other participants and shall be subject to the same requirements for achievement of the specified performance goals as apply to such other participants’ awards.

6.	Bonus Payments. Awards under the Plan will be paid annually in cash not later than March 15 of the year following the performance year, provided that awards or portions thereof may be deferred under Eaton’s Deferred Incentive Compensation Plan II. No payment shall be made under the Plan except in compliance with all applicable laws and regulations including, without limitation, compliance with tax requirements. Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan are subject to reduction, cancellation or reimbursement pursuant to any applicable Eaton compensation recovery policy, as in effect from time to time. Eaton’s current policy, adopted by the Board, provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

7.	No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ of Eaton, or shall in any way affect Eaton’s right and power to terminate the employment of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as Eaton might have done if the Plan had not been adopted.

8.	Non-Transferability. No right to payment under the Plan shall be subject to debts, contract liabilities, engagements or torts of the participant, nor to transfer, anticipation, alienation, sale,

assignment, pledge or encumbrance by the participant except by will or the law of descent and distribution or pursuant to a qualified domestic relations order.

9.	Shareholder Approval and Committee Certification Contingencies; Payment of Awards. Payment of any awards under the Plan for performance years beginning on or after January 1, 2013 shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) at the annual meeting of the shareholders held in 2013. Unless and until such shareholder approval is obtained no award shall be paid pursuant to the Plan for any such performance year. Subject to the provisions of Paragraph 5 above, payment of any award under the Plan shall also be contingent upon the Committee’s certifying in writing that the performance goals and any other material terms applicable to such award were in fact satisfied, in accordance with applicable regulations under Section 162(m) of the Code. Unless and until the Committee so certifies, such award shall not be paid. Unless the Committee provides otherwise, (a) earned awards shall be paid promptly following such certification, and (b) such payment shall be made in cash (subject to any tax withholding that Eaton may determine applies).

The Plan was originally adopted by the Board of Directors of Eaton Corporation on January 23, 2008, and the Plan was last approved by the shareholders of Eaton Corporation on April 23, 2008. The Plan was assumed by the Company, as amended and restated by the Committee, effective as of February 27, 2013, subject to approval by the shareholders of the Company with respect to Awards granted under the Plan for performance years beginning on or after January 1, 2013. To the extent necessary for purposes of Section 162(m) of the Code, the Plan shall be resubmitted to shareholders for their reapproval in 2018 (and every five years thereafter), with respect to awards payable for the tax year commencing immediately after the year of each such reapproval.

10.	If the Company’s shareholders do not approve the Plan, payments that would have been made pursuant to awards that were made contingent upon obtaining such approval will not be made. No provision of the Plan shall prevent the Committee from making any payments or granting any awards outside of the Plan whether or not such payments or awards qualify for tax deductibility under Section 162(m) of the Code.

APPENDIX C

EXECUTIVE STRATEGIC INCENTIVE PLAN

1.    Purpose

This document sets forth the Executive Strategic Incentive Plan applicable to certain employees of Eaton Corporation plc (the “Company”) and its directly or indirectly controlled subsidiaries (the Company and such subsidiaries being referred to herein collectively as “Eaton”), including those Eaton executives whose long-term incentive compensation for any taxable year the Committee (as hereinafter defined) anticipates would not be deductible due to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This plan, as amended and restated, is hereinafter referred to as the “Plan”.

The purpose of the Plan is to promote the growth and profitability of Eaton through the granting of incentives intended to motivate Eaton executives to achieve demanding long-term corporate objectives and to attract and retain executives of outstanding ability.

2.    Administration

The Plan shall be administered by the Compensation and Organization Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company. The Committee shall be comprised exclusively of three or more directors selected by the Board who are not employees and who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code. The Committee will approve the goals, participation eligibility, target bonus awards, actual bonus awards, timing of payments and other actions necessary to the administration of the Plan. Any determination by the Committee pursuant to the Plan shall be final, binding and conclusive on all employees and participants and anyone claiming under or through any of them.

3.    Eligibility

Any Eaton executive designated by the Committee in its sole discretion shall be eligible to participate in the Plan.

4.    Incentive Targets, Maximum Awards, Award Periods, Objectives and Payments

(A) Establishment of Incentive Targets and Conversion to Phantom Share Units

Individual Incentive Targets for each participant with respect to each Plan Award Period (as defined below) shall be established in writing by the Committee within the first 90 days of the Award Period. Participant incentive targets will be expressed in the form of Phantom Share Units (with one unit being equal to one ordinary share of the Company) which will be determined by: (a) first establishing the Individual Incentive Target in cash for each participant with respect to each Award Period and (b) then dividing such Individual Incentive Target by the average of the mean prices for the Company’s ordinary shares for the first twenty (20) trading days of each Award Period. In all cases, the resulting Phantom Share Units shall be rounded up to the nearest 50 whole units. For purposes of the Plan, “mean price” shall be the mean of the highest and lowest selling prices for Company ordinary shares quoted on the New York Stock Exchange on the relevant trading day. Notwithstanding the foregoing provisions of this Section 4(A), the Committee may, in its sole discretion, use a different method for valuing Phantom Share Units or for establishing incentive targets for participants under the Plan, but in no event may the final award be greater than the maximum specified in Section 4(B).

(B) Maximum Number of Phantom Share Units

No employee may receive an award in any Plan Award Period of more than 400,000 Phantom Share Units (which number has been adjusted to reflect the two-for-one stock split of Eaton Corporation in the form of a stock dividend distributed on February 28, 2011 to shareholders of record as of the close of business on February 7, 2011), subject to adjustment pursuant to Section 6.

(C) Award Periods

Each Award Period shall be the four-calendar year period commencing as of the first day of the calendar year in which the performance objectives are established for the Award Period as described in Sections 4(D) and (E). A new Award Period shall commence as of the first day of each calendar year, unless otherwise specified by the Committee.

(D) Establishment of Company Performance Objectives

No later than March 30 of the first year of each Award Period, applicable threshold, target, and maximum Company performance objectives for such Award Period shall be established in writing by the Committee.

(E) Performance Objectives

(i)  The performance objectives shall consist of objective tests based on one or more of the following: the Company’s earnings, cash flow, cash flow return on gross capital, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, operating earnings per share, profit returns and margins, share price, working capital, and changes between years or periods, or returns over years or periods that are determined with respect to any of the above-listed performance criteria.

(ii)  Award Periods may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance objectives may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance objectives may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance objectives.

(iii)  When the Performance Objectives for any Award are established, the formula for any award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related Company accounting policies and practices in effect on the date of the award.

(F) Determination of Payments

For each Award Period, Final Individual Phantom Share Unit Awards may range from 0% to 200% of the Phantom Share Units credited under Section 4(A), depending upon achievement of the applicable performance objectives and other conditions as described in Section 7. The Final Individual Phantom Share Unit Award shall be converted to cash at a market value of Company ordinary shares as determined by the average of the mean prices for the Company’s ordinary shares for the final twenty (20) trading days of the Award Period, and distributed to the participant no later than March 15 of the year following the award period, unless the participant has made an irrevocable election to defer all or part of the amount of his or her award pursuant to any applicable long term incentive compensation deferral plan adopted by the Committee or Eaton. Each participant will be credited with a dividend equivalent amount equal to the aggregate dividends paid during the Award Period on a number of Company ordinary shares equal to the number of Phantom Share Units finally awarded to the participant for that Award Period. The dividend equivalent amount will be paid to the participant in cash at the time the Award is paid.

Awards shall be paid under the Plan for any Award Period solely on account of the attainment of the performance objectives established by the Committee with respect to such Award Period. The method to determine the Award shall be stated in terms of objective formulas that preclude discretion to increase the amount of the award that would otherwise be due upon attainment of the goal. No provision of the Plan shall preclude the Committee from exercising negative discretion to reduce the amount of any award hereunder.

5.    Prorata Payments

Awards shall be contingent on continued employment by Eaton during each Award Period; provided, however, that this requirement will not apply in the event of termination of employment by reason of death or disability (as determined by the Committee), but only if and to the extent it will not prevent any award payable hereunder from qualifying as “performance-based compensation” under Section 162(m) of the Code. In the event of termination of employment of a participant for the reasons stated in this Section 5 during any incomplete Award Periods, awards for such Award Periods shall be prorated for the amount of service during each Award Period and shall be payable to the participant (or his or her estate) at the same time as awards for such Award Periods are paid to all other participants and subject to the same requirements for attainment of the specified Performance Objectives as apply to such other participants’ awards.

6.    Other Provisions

(A) Adjustments upon Certain Changes

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted: (a) the number of outstanding awards denominated in Phantom Share Units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

(B) Change of Control Defined

For purposes of the Plan, a Change of Control of the Company shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding ordinary shares of the Company (the “Outstanding Company Ordinary Shares”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company, or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, (x) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 55% of, respectively, the then outstanding ordinary shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Ordinary Shares and Outstanding Company Voting Securities, as the case may be, (y) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding ordinary shares of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (z) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(C) Non-Transferability

No right to payment under the Plan shall be subject to debts, contract liabilities, engagements or torts of the participant, nor to transfer, anticipation, alienation, sale, assignment, pledge or encumbrance by the participant except by will or the law of descent and distribution or pursuant to a qualified domestic relations order.

(D) Awards Subject to Compensation Recovery Policy

Notwithstanding any other provision of the Plan to the contrary, awards granted under the Plan are subject to reduction, cancellation or reimbursement pursuant to any applicable Eaton compensation recovery policy, as in effect from time to time. Eaton’s current policy, adopted by the Board, provides that, if the Board determines that an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a performance-based award was paid or credited to the executive, the performance-based award is subject to reduction, cancellation or reimbursement at the discretion of the Board.

(E) Compliance with Law and Approval of Regulatory Bodies

No payment shall be made under the Plan except in compliance with all applicable laws and regulations including, without limitation, compliance with tax requirements.

(F) No Right to Employment

Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ of Eaton, or shall in any way affect Eaton’s right and power to terminate the employment of any participant under the Plan at any time with or without assigning a reason therefor, to the same extent as Eaton might have done if the Plan had not been adopted.

(G) Interpretation of the Plan

Headings are given to the sections of the Plan solely as a convenience to facilitate reference; such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provisions thereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.

(H) Amendment and Termination

The Committee may at any time suspend, amend or terminate the Plan. Notwithstanding the foregoing, upon the occurrence of a Change of Control, no amendment, suspension or termination of the Plan shall, without the consent of the participant, alter or impair any rights or obligations under the Plan with respect to such participant.

7.    Qualified Performance-Based Awards

(A)  The provisions of the Plan are intended to ensure that all awards granted hereunder to any individual who is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) qualify for the Section 162(m) exception (the “Section 162(m) Exception”) for performance-based compensation (a “Qualified Performance-Based Award”), and all awards and the Plan shall be interpreted and operated consistent with that intention.

(B)  Each Qualified Performance-Based Award shall be earned, vested and payable (as applicable) only upon the achievement of one or more performance objectives, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate. Qualified Performance-Based Awards may not be amended, nor may the Committee exercise discretionary authority in any manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exception.

(C)  The Committee shall certify in writing as to the measurement of performance by the Company and the business units relative to Performance Objectives and the resulting number of earned Phantom Share Units. The Committee shall rely on such financial information and other materials as it deems necessary and appropriate to enable it to certify to the achievement of Performance Objectives. The Committee shall make its determination not later than March 15 following the end of the Award Period.

8.    Effective Dates of the Plan

The Plan was originally adopted by the Board of Directors of Eaton Corporation on April 24, 1991 but with an effective date of January 1, 1991. The Plan was amended and restated as of June 21, 1994, July 25, 1995, April 21, 1998, April 1, 1999, January 1, 2001 (which includes changes which affect Awards granted on or after January 1, 1998) and January 23, 2008, and the Plan was last approved by the shareholders of Eaton Corporation on April 23, 2008. The Plan was assumed by the Company, as amended and restated by the Committee, effective as of February 27, 2013, subject to approval by the shareholders of the Company with respect to Awards granted under the Plan for Award Periods beginning on or after January 1, 2013.

9.    Shareholder Approval and Committee Certification Contingencies; Payment of Awards.

Awards and payment of any awards under the Plan for Award Periods beginning on or after January 1, 2013 shall be contingent upon the affirmative vote of the shareholders of at least a majority of the votes cast (including abstentions) at the annual meeting of the shareholders held in 2013. Unless and until such shareholder approval is obtained, no award shall be paid pursuant to the Plan for any such Award Period. Payment of any award under the Plan shall also be contingent upon the Committee’s certifying in writing that the performance objectives and any other material terms applicable to such award were in fact satisfied, in accordance with applicable regulations under Section 162(m) of the Code. Unless and until the Committee so certifies, such award shall not be paid.

To the extent necessary for purposes of Section 162(m) of the Code, the Plan shall be resubmitted to shareholders for reapproval in 2018 (and every five years thereafter), with respect to awards payable for the tax year commencing immediately after the year of each such reapproval.

If the shareholders do not approve the Plan, payments that would have been made pursuant to any awards granted by the Committee that were contingent upon receipt of such approval will not be made. Nothing in the Plan shall preclude the Committee from making any payments or granting any awards outside the Plan whether or not such payments or awards qualify for tax deductibility under Section 162(m) of the Code.

EATON 1000 EATON BOULEVARD CLEVELAND, OHIO 44122 ATTENTION: OFFICE OF THE SECRETARY, RM. 4404N

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VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M55513-P35163 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EATON CORPORATION PLC
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
	1a. George S. Barrett	☐	☐	☐

	1b. Todd M. Bluedorn	☐	☐	☐
							For	Against	Abstain
	1c. Christopher M. Connor	☐	☐	☐		1j. Deborah L. McCoy	☐	☐	☐

	1d. Michael J. Critelli	☐	☐	☐		1k. Gregory R. Page	☐	☐	☐

	1e. Alexander M. Cutler	☐	☐	☐		1l. Gerald B. Smith	☐	☐	☐
					The Board of Directors recommends you vote FOR Proposals 2 through 7.
	1f. Charles E. Golden	☐	☐	☐	2.	Approving the appointment of Ernst & Young LLP as independent auditor for 2013 and authorizing the Audit Committee of the Board of Directors to set its remuneration.	☐	☐	☐
	1g. Linda A. Hill	☐	☐	☐	3.	Approving the Senior Executive Incentive Compensation Plan.	☐	☐	☐

	1h. Arthur E. Johnson	☐	☐	☐	4.	Approving the Executive Strategic Incentive Plan.	☐	☐	☐

	1i. Ned C. Lautenbach	☐	☐	☐	5.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	For address changes/comments, mark here. (see reverse for instructions)			☐	6.	Authorizing the Company and or any subsidiary of the Company to make overseas market purchases of Company shares.	☐	☐	☐

	NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.				7.	Authorizing the price range at which the Company can reissue shares that it holds as treasury shares.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — —

M55514-P35163

EATON CORPORATION PLC
Annual General Meeting of Shareholders
April 24, 2013 8:00 AM (Ireland)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints A. M. Cutler, M. M. McGuire and T. E. Moran as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton ordinary shares held by the undersigned on February 25, 2013, at the Annual General Meeting of Shareholders to be held at The Westin Dublin Hotel, College Green, Westmoreland Street, Dublin 2, Ireland, on April 24, 2013, at 8:00 a.m. local time and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This form must be completed, signed and dated on reverse side

EATON 1000 EATON BOULEVARD CLEVELAND, OHIO 44122 ATTENTION: OFFICE OF THE SECRETARY, RM. 4404N

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, April 21, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 21, 2013. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M55515-P35163 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EATON CORPORATION PLC
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
	1a. George S. Barrett	☐	☐	☐

	1b. Todd M. Bluedorn	☐	☐	☐
							For	Against	Abstain
	1c. Christopher M. Connor	☐	☐	☐		1j. Deborah L. McCoy	☐	☐	☐

	1d. Michael J. Critelli	☐	☐	☐		1k. Gregory R. Page	☐	☐	☐

	1e. Alexander M. Cutler	☐	☐	☐		1l. Gerald B. Smith	☐	☐	☐
					The Board of Directors recommends you vote FOR Proposals 2 through 7.
	1f. Charles E. Golden	☐	☐	☐	2.	Approving the appointment of Ernst & Young LLP as independent auditor for 2013 and authorizing the Audit Committee of the Board of Directors to set its remuneration.	☐	☐	☐
	1g. Linda A. Hill	☐	☐	☐	3.	Approving the Senior Executive Incentive Compensation Plan.	☐	☐	☐

	1h. Arthur E. Johnson	☐	☐	☐	4.	Approving the Executive Strategic Incentive Plan.	☐	☐	☐

	1i. Ned C. Lautenbach	☐	☐	☐	5.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	For address changes/comments, mark here. (see reverse for instructions)			☐	6.	Authorizing the Company and or any subsidiary of the Company to make overseas market purchases of Company shares.	☐	☐	☐

	NOTE: IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.				7.	Authorizing the price range at which the Company can reissue shares that it holds as treasury shares.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — —

M55516-P35163

EATON CORPORATION PLC
Annual General Meeting of Shareholders
April 24, 2013 8:00 AM (Ireland)
This proxy is solicited by the Board of Directors

The undersigned, as a participant in the (a) Eaton Savings Plan or (b) Eaton Personal Investment Plan [(a) and (b) collectively called the “Eaton Plans”], or (c) the Apex Tool Group 401(k) Savings Plan [the “Apex Plan” and together with the Eaton Plans, the “Plans”] hereby directs the Trustee, Fidelity Management Trust Company, to vote all ordinary shares of Eaton attributable to the account of the undersigned under the Plans on February 25, 2013, in the manner indicated on the reverse side of this form, at the Annual General Meeting of Shareholders to be held at The Westin Dublin Hotel, College Green, Westmoreland Street, Dublin 2, Ireland, on April 24, 2013, at 8:00 a.m. local time and at any adjournments thereof. Under each of the Eaton Plans, if the Trustee does not receive your voting instructions by 11:59 p.m. EDT on April 21, 2013 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the Eaton Plans. Under the Apex Plan, if the Trustee does not receive your voting instructions by that time and date, the Trustee will not vote those shares.

IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This form must be completed, signed and dated on reverse side

EATON 1000 EATON BOULEVARD CLEVELAND, OHIO 44122 ATTENTION: OFFICE OF THE SECRETARY, RM. 4404N

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, April 21, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 21, 2013. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M55517-P35163 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EATON CORPORATION PLC
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
	1a. George S. Barrett	☐	☐	☐

	1b. Todd M. Bluedorn	☐	☐	☐
							For	Against	Abstain
	1c. Christopher M. Connor	☐	☐	☐		1j. Deborah L. McCoy	☐	☐	☐

	1d. Michael J. Critelli	☐	☐	☐		1k. Gregory R. Page	☐	☐	☐

	1e. Alexander M. Cutler	☐	☐	☐		1l. Gerald B. Smith	☐	☐	☐
					The Board of Directors recommends you vote FOR Proposals 2 through 7.
	1f. Charles E. Golden	☐	☐	☐	2.	Approving the appointment of Ernst & Young LLP as independent auditor for 2013 and authorizing the Audit Committee of the Board of Directors to set its remuneration.	☐	☐	☐
	1g. Linda A. Hill	☐	☐	☐	3.	Approving the Senior Executive Incentive Compensation Plan.	☐	☐	☐

	1h. Arthur E. Johnson	☐	☐	☐	4.	Approving the Executive Strategic Incentive Plan.	☐	☐	☐

	1i. Ned C. Lautenbach	☐	☐	☐	5.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	For address changes/comments, mark here. (see reverse for instructions)			☐	6.	Authorizing the Company and or any subsidiary of the Company to make overseas market purchases of Company shares.	☐	☐	☐

	NOTE: IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.				7.	Authorizing the price range at which the Company can reissue shares that it holds as treasury shares.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — —

M55518-P35163

EATON CORPORATION PLC
Annual General Meeting of Shareholders
April 24, 2013 8:00 AM (Ireland)
This proxy is solicited by the Board of Directors

The undersigned, as a participant in the Eaton Puerto Rico Retirement Savings Plan (the “Plan”), hereby directs the Trustee, Banco Popular de Puerto Rico, to vote all ordinary shares of Eaton attributable to the account of the undersigned under the Plan on February 25, 2013, in the manner indicated on the reverse side of this form, at the Annual General Meeting of Shareholders to be held at The Westin Dublin Hotel, College Green, Westmoreland Street, Dublin 2, Ireland, on April 24, 2013, at 8:00 a.m. local time and at any adjournments thereof. If the Trustee does not receive your voting instructions by 11:59 p.m. EDT on April 21, 2013 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the Plan.

IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This form must be completed, signed and dated on reverse side

EATON 1000 EATON BOULEVARD CLEVELAND, OHIO 44122 ATTENTION: OFFICE OF THE SECRETARY, RM. 4404N

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT on the cut-off date, April 21, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT on April 21, 2013. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M55519-P35163 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EATON CORPORATION PLC
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors	For	Against	Abstain
	1a. George S. Barrett	☐	☐	☐

	1b. Todd M. Bluedorn	☐	☐	☐
							For	Against	Abstain
	1c. Christopher M. Connor	☐	☐	☐		1j. Deborah L. McCoy	☐	☐	☐

	1d. Michael J. Critelli	☐	☐	☐		1k. Gregory R. Page	☐	☐	☐

	1e. Alexander M. Cutler	☐	☐	☐		1l. Gerald B. Smith	☐	☐	☐
					The Board of Directors recommends you vote FOR Proposals 2 through 7.
	1f. Charles E. Golden	☐	☐	☐	2.	Approving the appointment of Ernst & Young LLP as independent auditor for 2013 and authorizing the Audit Committee of the Board of Directors to set its remuneration.	☐	☐	☐
	1g. Linda A. Hill	☐	☐	☐	3.	Approving the Senior Executive Incentive Compensation Plan.	☐	☐	☐

	1h. Arthur E. Johnson	☐	☐	☐	4.	Approving the Executive Strategic Incentive Plan.	☐	☐	☐

	1i. Ned C. Lautenbach	☐	☐	☐	5.	Advisory approval of the Company’s executive compensation.	☐	☐	☐

	For address changes/comments, mark here. (see reverse for instructions)			☐	6.	Authorizing the Company and or any subsidiary of the Company to make overseas market purchases of Company shares.	☐	☐	☐

	NOTE: IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.				7.	Authorizing the price range at which the Company can reissue shares that it holds as treasury shares.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — —

M55520-P35163

EATON CORPORATION PLC
Annual General Meeting of Shareholders
April 24, 2013 8:00 AM (Ireland)
This proxy is solicited by the Board of Directors

The undersigned, as a participant in the Cooper Retirement Savings and Stock Ownership Plan (the “Plan”), hereby directs the Trustee, Diversified Investors, to vote all ordinary shares of Eaton attributable to the account of the undersigned under the Plan on February 25, 2013, in the manner indicated on the reverse side of this form, at the Annual General Meeting of Shareholders to be held at The Westin Dublin Hotel, College Green, Westmoreland Street, Dublin 2, Ireland, on April 24, 2013, at 8:00 a.m. local time and at any adjournments thereof. Under the Plan, if the Trustee does not receive your voting instructions by 11:59 p.m. EDT on April 21, 2013 instructing the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the Plan.

IN THEIR DISCRETION, THE PROXIES TO BE APPOINTED BY THE TRUSTEE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This form must be completed, signed and dated on reverse side